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                                 EXHIBIT 10.1


                          WEB SITE LICENSE AGREEMENT

    This Web Site License Agreement, dated as of June 1, 1997, between NIKI, INC., c/o IMG Models, Inc., 170 Fifth Avenue, 10th Floor, New York, New York 10010 ("Company") and INTERACTIVE ENTERTAINMENT STUDIO, INC., 1905 Anderson Avenue, Suite 200, Ann Arbor, Michigan 48104 ("IES").

    IES desires to contract with Company for a license related to its fashion-oriented on-line service (the "Service"), and Company is willing to grant such license and to render services (including the services of Niki Taylor ["Taylor"]) as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

    1. Establishment of Taylor Home Page. IES will in consultation with and subject to the approval of Company, design, produce and maintain a designated area of the Service that will feature content regarding Taylor and Company and is accessible to users of the Internet through a "free" area of the Service without the necessity of being a subscriber to the Service (hereinafter, the "Taylor Home Page"). IES and Company will also develop "premium" features including, but not limited to, a "boutique" that will permit visitors to the Taylor Home Page to purchase merchandise licensed, endorsed or selected by Taylor ("Boutique Merchandise"); any such Boutique Merchandise would contain such content, and be offered at prices and on terms, as may be mutually agreed by IES and Company. In connection with the Taylor Home Page, IES will, at its sole cost and expense:

    (a) Design and Maintenance. Maintain full responsibility for the design, technical development, production, maintenance (including customer phone support), and fulfillment related to the Taylor Home Page which design shall, in all events, be subject to the prior approval of Company;

    (b) Marketing and Content. Coordinate all on-line marketing efforts and work closely with Taylor and other Company representatives regarding new content areas, Boutique Merchandise and other initiatives to ensure that Company maximizes its association with IES;

    (c) Account Executive Availability. At Company's request, make Taylor's Account Executive at IES responsible to ensure that Company is fully apprised of the marketing, merchandising and communications goals and objectives related to the Taylor Home Page;

    (d) Laptop Computer. Provide Company with use of a laptop computer during the Contract Period (as defined below) to ensure that Taylor can take full advantage of the opportunity to monitor the Taylor Home Page and to interact with fans throughout the world;

    (e) Training and Assistance. Make Taylor's Account Executive at IES available to educate and train Taylor or other Company representatives with respect to the functionality of the IES Service and be available to assist Taylor, at her request, should Taylor require any assistance regarding the use of her laptop computer in connection with this Agreement;

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    (f)  Internet Access. Develop and provide Internet access with reputable organizations to the Taylor Home Page within one hundred twenty (120) days after the execution of this Agreement;

    (g) Customer Service and Billing. Be responsible for all customer service, technical support, billing, credit card authorization and processing associated with the Taylor Home Page and the sale of Boutique Merchandise; and

    (h) Reports to Company. At Company's request, provide Company with a summary report, in a mutually agreed format, of user activity on the Taylor Home Page and other information reasonably requested by Company; such reports shall be provided no more frequently than quarterly.

    2. Use of Taylor's Name and Likeness. (a) Company grants to IES the non-transferable right to use the Taylor name and likeness ("Taylor Identification") as reasonably necessary in creating, distributing and promoting the Taylor Home Page and to repackage and reformat information contained in, or related to, the Taylor Home Page for promotional, advertising and subject to Company's prior written approval of each "for profit" uses, distribution-for-profit uses, in all media, including but not limited to, print and electronic media, CD-ROM, video and other media. IES acknowledges that Company will not accept uses which are in conflict with Company's existing or prospective licensees. IES shall notify Company of its intended use of such materials before they are used and any such use shall be subject to Company consent, which consent shall not be unreasonably withheld.

    (b) For this purpose, Company shall, upon request by IES, cause Taylor to provide IES with the use of then unpublished photographs of herself, with respect to which Company or Taylor has full ownership rights. IES and Company have agreed upon a Thirty Thousand Dollar ($30,000) budget for the creation of such photos, such photo shoot to be orchestrated by, and paid by, IES. The Company shall make Taylor available for this photo shoot for up to eight (8) hours at a mutually agreed upon time. No payment is owed by IES to Company or Taylor for this photo shoot or resulting from the photo shoot, except as set forth herein. During the Contract Period, IES shall have the right to use photographs obtained through this photo shoot for any purposes related to the promotion and advertising of the site as set forth above. Company will own the photographs from the photo shoot.

    (c) All rights of IES to use, in any manner, the Taylor Identification or to refer to Taylor, shall cease immediately upon termination of this Agreement.

    (d) It is understood that the recommendations and other material prepared or delivered by Company hereunder shall not be deemed guarantees, representations or warranties of Company.

    (e) At the request of IES and on adequate notice to Company, Company will cause Taylor to provide her services for two (2) publicity appearances, not to exceed four (4) hours each, to be arranged by IES at mutually agreed upon times and places.

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    (f)  If the parties agree that Taylor will participate in IES's Advisory
Board, Company grants to IES the non-transferable right to include on its letterhead Taylor's name as a member of the Advisory Board. Taylor's name shall be listed with other members of IES's Advisory Board, such list to appear in a commercially reasonable and customary manner.

    3. Services of Company. (a) Company shall render, or elect to have Taylor render, all of the following services (the "Services") during the Contract Period (as hereinafter defined):

    (i) Advisory Board. Designate Taylor to serve on IES's advisory board (it is understood and agreed that Taylor will not be required to attend or appear at any scheduled advisory board meetings unless she chooses to do so, will not be a member of IES's Board of Directors, will not have any vote, will not have any legal liability, will have none of the duties or obligations applicable to an actual Board member, including but not limited to fiduciary duty, duty of loyalty, etc., and will not be required to perform any services that would be subject to federal or state securities laws);

    (ii) Consultation. Consult with and advise IES from time to time at IES's request and Company's convenience with respect to corporate, business and marketing strategy with respect to the Taylor Home Page;

    (iii) Introduction to Corporate Sponsors and Strategic Partners. Introduce IES, upon IES's request and at Company's convenience, to potential corporate sponsors and strategic partners and assist IES in the sale of advertising and sponsorships. All fees, charges or other amounts payable for any such sponsorships and advertising shall be payable to and retained by IES; provided, that IES will be obligated to compensate Company with respect to such sponsorship or advertising revenues which are generated by Company in accordance with Section 5 hereof;

    (iv) Introduction to Licensees. Introduce IES to Company's licensees (companies which have the right to sell Taylor endorsed or licensed merchandise or services) for purposes of possible sale of such merchandise or services through the boutique area of the Taylor Home Page. All fees, charges or other amounts payable with respect to such sales shall be payable to and retained by the merchandise vendor, subject to IES's commission (and Company's share under Section 5 hereof) on such sales negotiated with such vendor and Company's royalties on such sales negotiated with such vendor. IES shall be solely responsible for entering into and administering any such arrangement with Company. It is further agreed that at the end of the Contract Period, both IES and Company will have the right to receive all names and related information for each purchaser of Boutique Merchandise;

    (v) Monthly Column. Review the content of a monthly column (approximately 150 words) written by IES to be published under Taylor's name and approved by Taylor on a variety of appropriate topics relating to fashion, health or beauty and whatever other content Company desires to include in the Taylor Home Page; and
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    (vi)  Interviews and/or Chat Sessions. Upon request and at Company's option, to make Taylor available (by telephone or in-person, at Taylor's option) at mutually agreed upon times (with no more than one hour of actual time on-line per occasion), to conduct exclusive interviews and/or chat sessions.

    4. Taylor's Availability. Except as required by Paragraph 2(e) above, Company agrees to cause Taylor to devote such time as Company elects to provide toward the performances of its duties hereunder. Whenever Company elects to make Taylor available, IES understands and agrees that any such occasion is subject to Taylor's personal and professional schedule. IES understands that IES's failure to utilize services of Taylor hereunder when she offers to provide them shall not result in any reduction in payments to Company hereunder. Company will not elect to provide any services of Taylor hereunder unless payments to Company are current and up to date and IES is not otherwise in breach of any provisions of the Agreement. If Company confirms Taylor's availability for any service and Taylor is unable to appear due to illness, injury or other emergency, such non-appearance is not a breach of this Agreement and neither Company nor Taylor shall be responsible for any expenses incurred due to such non-appearance.

    5. Payments by IES.

    (a) In consideration for the rights herein granted, IES shall pay Company a "Guaranteed Minimum Royalty" in the amount of One Hundred Fifty Thousand United States Dollars (US$150,000) payable in two (2) installments -- the first being Fifty Thousand Dollars ($50,000) payable contemporaneously with the execution and delivery of this Agreement and the second being One Hundred Thousand Dollars ($100,000) payable upon the earlier of (i) final approval of, or (ii) use of, the "Niki Taylor Home Page." The Guaranteed Minimum Royalty shall be credited against earned royalties payable to Company as follows:

    (i) Site Revenues. Fifteen percent (15%) of any gross revenues received by IES generated by, or in connection with, the Taylor Home Page except for revenues received from corporate sponsors, strategic partners, or licensees introduced by Company, and fifty percent (50%) of any gross revenues received by IES generated in connection with the Taylor Home Page from corporate sponsors, strategic partners, or licensees introduced by Company; and

    (ii) Net Premium Revenues. Thirty-five percent (35%) of any Net Premium Revenues. The term "Net Premium Revenues" means IES's gross revenues from the sale of Boutique Merchandise and other "for profit" distribution of materials contained in or related to the Taylor Home Page minus reasonable documented out-of-pocket expenses including, but not limited to, the cost of inventory, shipping and handling but excluding normal overhead expenses, which expenses are incurred by IES and are directly associated with the generation of such revenues.

    (b) IES will make payments due to Company under this Agreement on a quarterly basis, within fifteen (15) days following the end of the applicable calendar quarter. Each such payment shall be accompanied by a statement showing in reasonable detail how such payment was computed.

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    (c)  IES shall keep true and complete books and records in which all information necessary to determine and verify all fees and payments contemplated hereunder shall be reflected along with the amounts payable to Company under the terms of this Agreement. IES shall maintain such books and records for a period of at least two (2) years after the termination of this Agreement. During the term of this Agreement and for a period of two (2) years after such termination, Company shall have the right, at its expense and upon reasonable notice to IES, to examine, or have examined by its authorized representative, IES's books and records, at IES's principal place of business, in order to determine or verify all amounts due, and the accuracy of any reports furnished by IES under this Agreement. In the event that an error is discovered in the calculation of the amounts payable to Company, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be. If any underpayment by IES for a period examined by Company is five percent (5%) or more, IES shall pay Company's reasonable out-of-pocket costs with respect to such examination and the next subsequent reexamination. Company's receipt of any statement, or any payment, does not prelude it from challenging the correctness of that statement or payment.

    (d) IES shall reimburse Company promptly upon receipt of an invoice therefore all reasonable out-of-pocket expenses incurred by Company (and/or Taylor) under this Agreement and approved by IES in advance.

    6. Provisions of Content, Additional Responsibilities of IES and Company.

    (a) Laptop Computer and Support Software. In addition to all other obligations of IES hereunder, IES will provide to Company during the term of this Agreement the use of a laptop computer and related equipment and such software as is necessary for Taylor's or Company's representatives to transmit information to IES in accordance with the terms of this Agreement. All such hardware and software shall be the property of Company. Any software that IES provides to Company to further the purpose of this Agreement ("Support Software") shall be provided subject to the following: IES grants to Company a royalty-free, non-exclusive license to use the Support Software (and any accompanying user documentation). If the Support Software becomes unavailable due to a claim that it infringes a third party's rights, IES shall provide substitute software or a procedure for accomplishing the same objectives.

    (b) Company Information. For purposes of this Agreement, the term "Company Information" means all information created and/or delivered by Company to IES for inclusion in the Service, including any trademark, service mark, trade name or logo, whether or not registered, included in such information. Company shall be solely responsible for the content of all Company Information, and represents and warrants to IES that to the best of Company's knowledge (i) all Company Information: (A) will be accurate and Company's own and original creation, except for information validly licensed for use by Company or in the public domain; (B) will consist only of information that Company is authorized to use and to authorize IES to use as contemplated in this Agreement; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of any third party; and (D) will conform to all applicable federal, state and local laws and regulations, and (ii) Company has the full right and authority to grant the rights and

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consents set forth herein. IES shall be entitled at any time to bring any concerns it has regarding Company Information to the attention of Company, whereupon the parties will cooperate in good faith to address IES's concerns. Subject only to the next sentence, IES shall distribute Company Information only as transmitted by Company, and shall not, and shall not authorize any third party to, modify or edit such information without Company's prior written request. If IES, in its reasonable judgment, believes that immediate action is required with regard to any Company Information, IES may delete, modify or revise such information, provided that IES shall notify Company of such action prior thereto, if reasonably possible (or, if not, as soon thereafter as practicable) and all representations, warranties, indemnifications and other obligations of Company wherever with respect to such Company Information shall immediately terminate and be of no force and effect.

    (c) Transmission of Company Information. Company shall transmit to IES all Company Information and updates thereof necessary for inclusion in the Taylor Home Page (including any Boutique Merchandise). Information and updates shall be transmitted by telephone or electronically in a format to be agreed upon by IES and Company, on a prescheduled basis and/or as such information and updates become available, as the case may be. IES shall provide Company with a Service Identification number or numbers that will allow Company to gain access to the Service at no cost or charge for purposes of electronically delivering Company Information and content updates. All content supplied by Company shall be consistent with the editorial standards used by IES for content displayed on the Service (which standards IES reserves the right to amend from time to time) provided IES timely and accurately conveys such standards to Company.

    (d) Right, Title and Interest to Company Information. All right, title and interest in Company Information, Taylor Identification, trade name(s), trademarks and service mark(s) are and shall remain Company's, subject to the right and license grated to IES herein. IES shall have the right, at no cost, to use, display (privately or publicly) and distribute Company Information, or any portion thereof, on the Service or in connection with any demonstration, promotion or advertisement of the Service in any medium; to enter Company Information into IES's computer database; and to store, process, retrieve and transmit the same on the Service. Any use of the Taylor name and likeness, or use of Company trade name(s), trademark(s) and service mark(s), other than as included in Company Information, or as materials previously approved for use by Company for whatever purpose, shall be subject to Company's prior consent (which consent shall not be unreasonably withheld). IES's rights hereunder shall include the right to offer subscribers the option of printing and downloading Company Information or any portion thereof as a function of the Service generally.

    (e) Operation of Service: Non-Company Information, Charges for Service. Other than with respect to the Taylor Home Page, IES will have sole discretion to determine all aspects of the operation of the Service and all matters relating to the content, structure and sequence of material appearing on the Service; provided, however, that Company shall have approval over any links to the Taylor Home Page. IES represents and warrants to Company that, to the best of IES's knowledge, all content on the Service other than Company Information (to the extent not revised, modified or deleted by IES) ("Non-Company Information"), (A) will be accurate and

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IES's own and original creation, except for information validly licensed for use by IES or in the public domain; (B) will consist only of information that IES is authorized to use; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of, any third party; and (D) will conform to all applicable federal, state and local laws and regulations and (ii) IES has the full right and authority to grant the rights and consents set forth herein. Company shall be entitled at any time to bring any concerns it has regarding Non-Company Information to the attention of IES, whereupon the parties will cooperate in good faith to address Company's concerns. Nothing in this Agreement shall limit IES's rights regarding charges for any aspect of the Service (including any product or service offered by IES, whether alone or in conjunction with others, through means of the Service) other than the Taylor Home Page. All right, title and interest to IES's name, trade name(s), trademark(s) or service Mark(s) ("IES Identification") are and shall remain IES's. Nothing herein shall be deemed to grant Company any proprietary rights to use of IES's trade name(s), trademark(s) or service mark(s). Company shall have the right to use IES Identification in connection with advertising and promoting the Taylor Home Page, subject to IES's prior written consent, not to be unreasonably withheld. Company's approval over links to the "Taylor Home Page" shall not be unreasonably withheld, and shall not extend to the content of any of the links, but only to the approval over whether or not the link may be accessed through the "Taylor Home Page" only.

    (f) Compliance with Applicable Law. IES will be solely responsible to ensure that all aspects of the Service (other than the Company Information, to the extent not modified or revised by IES), including the promotion thereof, comply with applicable law,

    (g) Subscriber Agreement. IES will distribute a subscriber agreement prohibiting republication, redistribution, public broadcast, public display, resale, offering for resale or other commercial exploitation of copyrighted or trademarked materials published in the Service without the copyright or trademark owner's consent.

    (h) Compliance with Industry Standards. IES represents and agrees that the Service will at all times during the Agreement be a first-class service, in content and technical quality, that is devoted to fashion, health and beauty information, activities and events, and that the Service will comply with all on-line broadcasting industry standards.

    (i) Database from Taylor's Home Page. IES shall own all information received through the service, including all names, addresses, mail, and other information relating to users of the Service obtained by IES through the Service, including the "Taylor Home Page." IES shall supply to Company, at Company's reasonable request and in such format as reasonably requested by Company, a database of names and addresses of users of the "Taylor Home Page" for Company's or Taylor's use. IES agrees not to use any information obtained through the Service in any way to imply an endorsement by Company or Taylor of any company, product or service following the termination of this Agreement.

    7. Exclusivity. (a) During the Term hereof and subject to the remainder of this Section, Company shall not: (i) license the use of Taylor Identification for any web site or home page devoted to Taylor or (ii) be employed by, act as a consultant to or otherwise render services

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similar in the aggregate to those provided hereunder with respect to fashion-related programming to or for any on-line service (regardless of whether such service is accessed through the Internet, a commercial on-line service or otherwise). The "Official Niki Taylor Home Page" is exclusive to IES during the Contact Period. The foregoing is not intended to prohibit Company or Taylor from advertising on other sites, providing services for other sites or on-line services, having Taylor Identification on the web sites of Company's licensees or others, or participating in on-line interviews or articles.

    (b) Neither Company nor Taylor is responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by Company, which in contravention of this Agreement use Taylor Identification in promoting or advertising any products or services which are the same as or similar to or directly competitive with the Service. Neither Company nor Taylor shall incur any liability to IES or any third party arising out of any such activity by any such person or entity. Company agrees that at IES's sole cost and expense, Company shall give such reasonable assistance to IES as may be required to cause any such person or entity to cease and desist from such activities, or in connection with any lawsuit or other proceeding by IES against such person or entity.

    8. Contract Period. (a) The Contract Period will commence on the date hereof and will continue until the earlier of the first anniversary of the date the Taylor Home Page was launched or September 30, 1998, (the "Termination Date"), and thereafter will be extended pursuant to Section 8(b) hereof.

    (b) Extension of Contract Period. The Contract Period will be extended for two (2) separate twelve (12) consecutive month periods after the Termination Date unless either party gives written notice to terminate to the other party on or before the Termination Date with respect to the first twelve (12) month extension period, or on or before the first anniversary of the Termination Date with respect to the second twelve (12) month extension period.

    (c) Good Faith Renewal Discussions, Termination of Agreement. Prior to the end of the Contract Period, the parties shall discuss in good faith the possible renewal of this Agreement. If the parties are unable to agree on mutually satisfactory terms, then this Agreement shall terminate at the end of the Contract Period, without further obligation of either party to the other (except for any amounts that are owed to such party per the terms of this Agreement).

    (d) Morals. If at any time during the term of this Agreement the commercial association of IES with Taylor is substantially impaired by reason of Taylor's conviction of a felony or of Taylor's commission of an act which offends a demonstrable majority of the people in the U.S., IES shall have the right to terminate this Agreement on written notice to Company.

    9. Confidentiality. All information disclosed by either party to the other party, including but not limited to the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the party, any nonpublic information relating to any party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical

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or business information of a party, that is marked "Confidential" or identified by the disclosing party in writing as confidential before or within thirty days after disclosure to the receiving party, will be treated as confidential by the receiving party and not disclosed to any third party without the disclosing party's prior written consent. "Confidential Information" as referred to in this Section does not include (a) information that is generally available to the public other than as a result of disclosure in violation of this Agreement,
(b) information already known or which becomes known to the receiving party from a third party source which is not, to the receiving party's knowledge, under an obligation of confidentiality, (c) information independently developed by the receiving party (as shown by competent documentation), and (d) otherwise confidential information that is required to be disclosed by law, including administrative or judicial action. Any breach of these confidentiality provisions will entitle the injured party to see injunctive relief and damages without the necessity of giving notice or posting bond or other security.

    10. Indemnification. (a) IES Indemnification. IES hereby indemnifies and agrees to defend and hold Company and Taylor free and harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorneys' fees) (collectively, "Damages") arising out of or in connection with: (A) Taylor's activities and position as a member of IES's Advisory Board, (B) any information, other than Company Information (to the extent not deleted, modified or revised by IES), displayed on the Service, (C) any breach of any representation, warranty or covenant of IES hereunder or (D) any use of or reference to Company's name or logo or Taylor name or likeness not expressly permitted hereunder or based upon IES's use of any intellectual property other than Company's name or logo or Taylor name or likeness; except to the extent any such Damages arise from the gross negligence or willful misconduct of Company or its employees or Taylor.

    (b) Company Indemnification. Company hereby indemnifies and agrees to defend and hold IES free and harmless from and against all Damages arising out of or in connection with (A) relating to any Company Information displayed on the Service (to the extent not deleted, modified or revised by IES), (B) any breach of any representation or warranty of Company hereunder, or (C) any use of or references to IES's name or logos not expressly permitted hereunder, except to the extent such Damages arise from the gross negligence or willful misconduct of IES or its employees.

    (c) No Liability for Punitive or Consequential Damages. Notwithstanding anything stated or implied to the contrary herein, in no event shall either party be liable to the other for exemplary, punitive or consequential damages, even if advised of the possibility of such damages, in any manner arising out to this Agreement or the breach of any term, covenant, representation, warranty or obligation contained herein.

    (d) Notification. Each party shall notify the other as soon as reasonably possible of any claim of which it becomes aware.

    11. Remedies. (a) Injunctive Relief. In the event either party materially breaches this Agreement, IES and Company agree that, in addition to any and all other remedies available at law or in equity, the non-breaching party shall be entitled to injunctive relief to the extent

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permitted by law from further violation of this Agreement, during any proceeding as well as on final determination thereof, without prejudice to any other right of either part and without the necessity of giving notice or posting bond or other security.

    (b) Company's Liability not to Exceed Remuneration Paid to IES by Company. Notwithstanding anything to the contrary herein, in the event IES incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with this Agreement or Company's services, Company's liability to IES hereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to IES by Company hereunder.

    12. Insurance. IES shall provide and maintain, at its own expense, commercial general liability insurance, including product liability and advertising injury coverage, with limits of not less than One Million Dollars ($1,000,000.00), shall cause such policy to be endorsed to state that Taylor and Company are additional named insureds thereunder. A certificate of insurance evidencing such coverage shall be furnished to IES within thirty (30) days of the full execution of this Agreement. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove Company or Taylor as additional named insureds without prior written notice to Company at least twenty (20) days in advance thereof.

    13. Relationship of the Parties. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. It is understood that Taylor is not a party to this Agreement and has no liability whatsoever under this Agreement. Each party shall be solely responsible to compensate any employees, agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its activities under this Agreement. Neither IES nor Company, nor any other person or entity employed by either IES or Company, are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party and nothing in this Agreement gives or is intended to give any rights of any kind to any third party, except as expressly set forth herein.

    14. Amendment Waiver. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

    15. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

    16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.


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    17. Arbitration. The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in New York, New York, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. Each party shall have the right to take the deposition of one individual and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of New York courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of New York could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

    18. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to be given or made: on the same business day when sent by confirmed facsimile, on the next business day after mailing when delivered by overnight courier or on the fifth business day after mailing if sent by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

          If to IES             Interactive Entertainment Studio, Inc.
                                1905 Anderson Avenue, Suite 200
                                Ann Arbor, Michigan 48104

          with a copy to:       Adkison Need PLLC
                                1533 N. Woodward, Suite 210
                                Bloomfield Hills, Michigan 48304
                                Attn: Deborah Schneider
                                Facsimile No. (248) 540-7401

          If to Company:        Niki, Inc.
                                c/o IMG Models, Inc.

          If to Company:        Niki, Inc.
                                c/o IMG Models, Inc.
                                170 Fifth Avenue, 10th Floor
                                New York, New York 10010
                                Attn: Mia Lolardo
                                Facsimile No.: (212) 627-4992

          with a copy to:       TR Management
                                142 Berkeley Street
                                Boston, Massachusetts 02116
                                Attn: Jean Renard
                                Facsimile No.: (617) 266-0808

    19. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Company may assign this Agreement to Taylor without consent.

    20. Execution in Counterparts. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties has executed this Advisory Agreement as of the date first written above.

NIKI, INC.                               INTERACTIVE ENTERTAINMENT
                                         STUDIO, INC.

By /s/ Niki Taylor                       By /s/ Niki Taylor
   ---------------                          ---------------
   Name:                                    Name:
   Title:                                   Title: President

June 1, 1997


Interactive Entertainment Studio, Inc.
1905 Anderson Avenue, Suite 200
Ann Arbor, Michigan 48104


To Whom It May Concern:

I have been advised of an agreement by and between Interactive Entertainment Studio, Inc. ("IES") and Niki, Inc. ("Company") pursuant to which Company grants IES certain rights to use my name and likeness, and certain materials created by me.

This letter is to advise you that I am an employee of Company, that Company has all of the authority necessary to make the commitments made by it and to grant the rights granted by it in that agreement and that I, for my part, in consideration of IES having entered into that agreement with Company, agree to fully and completely perform all of the services which Company is required thereby to cause me to perform.

Sincerely yours,


/s/ Niki Taylor
---------------
Niki Taylor
                                      -13-

                                 EXHIBIT 10.2


                          WEB SITE LICENSE AGREEMENT

    This Web Site License Agreement, dated as of January 1, 1998, between TY GIRL, INC., c/o IMG Models, Inc., 304 Park Avenue South, Penthouse North, New York, New York 10010 ("Company") and INTERACTIVE ENTERTAINMENT STUDIO, INC., 1905 Anderson Avenue, Suite 200, Ann Arbor, Michigan 48104 ("IES").

    IES desires to contract with Company for a license related to its fashion-oriented on-line service (the "Service"), and Company is willing to grant such license and to render services (including the services of Tyra Banks ["Banks"]) as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

    1. Establishment of Banks Home Page. IES will in consultation with and subject to the approval of Company, design, produce and maintain a designated area of the Service that will feature content regarding Banks and Company and is accessible to users of the Internet through a "free" area of the Service without the necessity of being a subscriber to the Service (hereinafter, the "Banks Home Page"). IES and Company will also develop "premium" features including, but not limited to, a "boutique" that will permit visitors to the Banks Home Page to purchase merchandise licensed, endorsed or selected by Banks ("Boutique Merchandise"); any such Boutique Merchandise would contain such content, and be offered at prices and on terms, as may be mutually agreed by IES and Company. In connection with the Banks Home Page, IES will, at its sole cost and expense:

    (a) Design and Maintenance. Maintain full responsibility for the design, technical development, production, maintenance (including customer phone support), and fulfillment related to the Banks Home Page which design shall, in all events, be subject to the prior approval of Company;

    (b) Marketing and Content. Coordinate all on-line marketing efforts and work closely with Banks and other Company representatives regarding new content areas, Boutique Merchandise and other initiatives to ensure that Company maximizes its association with IES;

    (c) Account Executive Availability. At Company's request, make Banks' Account Executive at IES responsible to ensure that Company is fully apprised of the marketing, merchandising and communications goals and objectives related to the Banks Home Page;

    (d) Laptop Computer. Provide Company with use of a laptop computer during the Contract Period (as defined below) to ensure that Banks can take full advantage of the opportunity to monitor the Banks Home Page and to interact with fans throughout the world;

    (e) Training and Assistance. Make Banks' Account Executive at IES available to educate and train Banks or other Company representatives with respect to the functionality of the IES Service and be available to assist Banks, at her request, should Banks acquire any assistance regarding the use of her laptop computer in connection with this Agreement;

    (f) Internet Access. Develop and provide Internet access with reputable organizations to the Banks Home Page within one hundred twenty (120) days after the execution of this Agreement;

    (g) Customer Service and Billing. Be responsible for all customer service, technical support, billing, credit card authorization and processing associated with the Banks Home Page and the sale of Boutique Merchandise; and

    (h) Reports to Company. At Company's request, provide Company with a summary report, in a mutually agreed format, of user activity on the Banks Home Page and other information reasonably requested by Company; such reports shall be provided no more frequently than quarterly.

    2. Use of Banks' Name and Likeness. (a) Company grants to IES the non-transferable right to use the Banks name and likeness ("Banks Identification") as reasonably necessary in creating, distributing and promoting the Banks Home Page and to repackage and reformat information contained in, or related to, the Banks Home Page for promotional, advertising and, subject to Company's prior written approval of each "for profit" use, other distribution-for-profit uses, in all media, including but not limited to, print and electronic media, CD-ROM, video and other media. IES acknowledges that Company will not accept uses which are in conflict with Company's existing or prospective licensees. IES shall notify Company of its intended use of such materials before they are used and any such use shall be subject to Company consent, which consent shall not be unreasonably withheld.

    (b) For this purpose, Company shall, upon request by IES, cause Banks to provide IES with the use of then unpublished photographs of herself, with respect to which Company or Banks has full ownership rights. The Company shall make Banks available for a photo shoot for up to eight (8) hours at a mutually agreed upon time. No payment is owed by IES to Company or Banks for this photo shoot or resulting from the photo shoot, except as set forth herein. During the Contract Period, IES shall have the right to use photographs obtained through this photo shoot for any purposes related to the promotion and advertising of the site as set forth above. Company will own the photographs from the photo shoot.

    (c) Company grants IES the right to use photos of Banks taken from the photo shoot on January 28 through February 1, 1998 ("Photos") pursuant to that certain calendar license agreement between IES and Company dated January 1, 1998 ("Calendar Agreement"). IES will include the Calendar Photos on the Banks Home Page, provided that Banks approves of each Photo selected for the Banks Home Page prior to its use.

    (d) All rights of IES to use, in any manner, the Banks Identification or to refer to Banks, shall cease immediately upon termination of this Agreement.

    (e) It is understood that the recommendations and other material prepared or delivered by Company hereunder shall not be deemed guarantees, representations or warranties of Company.

    (f) If the parties agree that Banks will participate in IES's Advisory Board, Company grants to IES the non-transferable right to include on its letterhead Banks' name as a member of the Advisory Board. Banks' name shall be listed with other members of IES's Advisory Board, such list to appear in a commercially reasonable and customary manner.

    3. Services of Company. (a) Company shall render, or elect to have Banks render, all of the following services (the "Services") during the Contract Period (as hereinafter defined):

    (i) Consultation. Consult with and advise IES from time to time at IES's request and Company's convenience with respect to corporate, business and marketing strategy with respect to the Banks Home Page.

    (ii) Introduction to Corporate Sponsors and Strategic Partners. Introduce IES, upon IES's request and at Company's convenience, to potential corporate sponsors and strategic partners and assist IES in the sale of advertising and sponsorships. All fees, charges or other amounts payable for any such sponsorships and advertising shall be payable to and retained by IES; provided, that IES will be obligated to compensate Company with respect to such sponsorship or advertising revenues which are generated by Company in accordance with Section 5 hereof;

    (iii) Introduction to Licensees. Introduce IES to Company's licensees (companies which have the right to sell Banks endorsed or licensed merchandise or services) for purposes of possible sale of such merchandise or services through the boutique area of the Banks Home Page. All fees, charges or other amounts payable with respect to such sales shall be payable to and retained by the merchandise vendor, subject to IES's commission (and Company's share under Section 5 hereof) on such sales negotiated with such vendor and Company's royalties on such sales negotiated with such vendor. IES shall be solely responsible for entering into and administering any such arrangement with Company. It is further agreed that at the end of the Contract Period, both IES and Company will have the right to receive all names and related information for each purchaser of Boutique Merchandise;

    (iv) Monthly Column. Review the content of a monthly column (approximately 150 words) written by IFS to be published under Banks' name and approved by Banks on a variety of appropriate topics relating to fashion, health or beauty and whatever other content Company desires to include in the Banks Home Page; and

    (v) Interviews and/or Chat Sessions. Upon request and at Company's option, to make Banks available (by telephone or in-person, at Banks' option) at mutually agreed upon times (with no more than one hour of actual time on-line per occasion), to conduct exclusive interviews and/or chat sessions.

    4. Banks' Availability. Company agrees to cause Banks to devote such time as Company elects to provide toward the performances of its duties hereunder. Whenever Company elects to make Banks available, IES understands and agrees that any such occasion is subject to Banks' personal and professional schedule. IES agrees to pay or reimburse Company for the reasonable travel expenses incurred by Banks' and one companion in providing Banks' services to IES herein. "Reasonable travel expenses" shall mean first-class airfare and deluxe hotel accommodations, if applicable, ground transportation and meals. IEF agrees to provide, at its own expense, hair and make-up personnel for Banks when such services are required. IES understands that IES's failure to utilize services of Banks hereunder when she offers to provide them shall not result in any reduction in payments to Company hereunder. Company will not elect to provide any services of Banks hereunder unless payments to Company are current and up to date and IES is not otherwise in breach of any provisions of the Agreement. If Company confirms Banks' availability for any service and Banks is unable to appear due to illness, injury or other emergency, such non-appearance is not a breach of this Agreement and neither Company nor Banks shall be responsible for any expenses incurred due to such non-appearance.

    5.  Payments by IES.

    (a) In consideration for the rights herein granted, IES shall pay Company a "Guaranteed Minimum Royalty" in the amount of One Hundred Thousand United States Dollars (US$100,000) payable in two (2) installments -- the first being Fifty Thousand Dollars ($50,000) payable contemporaneously with the execution and delivery of this Agreement and the secord being Fifty Thousand Dollars ($50,000) payable upon the earlier of (i): final approval of, or use of, the "Tyra Banks Home Page"; or (ii) March 31, 1998. The Guaranteed Minimum Royalty shall be credited against earned royalties payable to Company as follows:

    (i) Site Revenues. Fifteen percent (15%) of any gross revenues received by IES generated by, or in connection with, the Banks Home Page except for revenues received from corporate sponsors, strategic partners, or licenses introduced by Company, and fifty percent (50%) of any gross revenues received by IES generated in connection with the Banks Home Page from corporate sponsors, strategic partners, or licensees introduced by Company; and

    (ii) Net Premium Revenues. Thirty-five percent (35%) of any Net Premium Revenues. The term "Net Premium Revenues" means IES's gross revenues from the sale of Boutique Merchandise and other "for profit" distribution of materials contained in or related to the Banks Home Page minus reasonable documented out-of-pocket expenses including, but not limited to, the cost of inventory, shipping and handling but excluding normal overhead expenses, which expenses are incurred by IES and are directly associated with the generation of such revenues.

    (b) IES will make payments due to Company under this Agreement on a quarterly basis, within fifteen (15) days following the end of the applicable calendar quarter. Each such payment shall be accompanied by a statement showing in reasonable detail how such payment was computed.

    (c) IES shall keep true and complete books and records in which all information necessary to determine and verify all fees and payments contemplated hereunder shall be reflected along with the amounts payable to Company under the terms of this Agreement. IES shall maintain such books and records for a period of at least two (2) years after the termination of this Agreement. During the term of this Agreement and for a period of two (2) years after such termination, Company shall have the right, at its expense and upon reasonable notice to

IES, to examine, or have examined by its authorized representative, IES's books and records, at IES's principal place of business, in order to determine or verify all amounts due, and the accuracy of any reports furnished by IES under this Agreement. In the event that an error is discovered in the calculation of the amounts payable to Company, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be. If any underpayment by IES for a period examined by Company is five percent (5%) or more, IES shall pay Company's reasonable out-of-pocket costs with respect to such examination and the next subsequent reexamination. Company's receipt of any statement, or any payment, does not preclude it from challenging the correctness of that statement or payment.

    (d) IES shall reimburse Company promptly upon receipt of an invoice therefore all reasonable out-of-pocket expenses incurred by Company (and/or Banks) under this Agreement and approved by IES in advance.

    6.  Provisions of Content, Additional Responsibilities of IES and Company.

    (a) Laptop Computer and Support Software. In addition to all other obligations of IES hereunder, IES will provide to Company during the term of this Agreement the use of a laptop computer and related equipment and such software as is necessary for Banks' or Company's representatives to transmit information to IES in accordance with the terms of this Agreement. All such hardware and software shall be the property of Company. Any software that IES provides to Company to further the purpose of this Agreement ("Support Software") shall be provided subject to the following: IES grants to Company a royalty-free, non-exclusive licence to use the Support Software (and any accompanying user documentation). If the Support Software becomes unavailable due to a claim it infringes a third party's rights, IES shall provide substitute software or a procedure for accomplishing the same objectives.

    (b) Company Information. For purposes of this Agreement, the term "Company Information" means all information created and/or delivered by Company to IES for inclusion in the Service, including any trademark, service mark, trade name or logo, whether or not registered, included in such information. Company shall be solely responsible for the content of all Company Information, and represents and warrants to IES that to the best of Company's knowledge (i) all Company Information: (A) will be accurate and Company's own and original creation, except for information validly licensed for use by Company or in the public domain; (B) will consist only of information that Company is authorized to use and to authorize IES to use as contemplated in this Agreement; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of any third party; and (D) will conform to all applicable federal, state and local laws and regulations; and (ii) Company has the full right and authority to grant the rights and consents set forth herein. IES shall be entitled at any time to bring any concerns it has regarding Company Information to the attention of Company, whereupon the parties will cooperate in good faith to address IES's concerns. Subject only to the next sentence. IES shall distribute Company Information only as transmitted by Company, and shall not, and shall not authorize any third party to, modify or edit such information without Company's prior written consent. If IES, in its reasonable judgment, believes that immediate action is required with regard to any Company Information, IES may delete, modify or revise such information, provided that IES shall notify Company of such action prior thereto, if reasonably possible (or, if not, as soon thereafter as practicable) and all representations, warranties, indemnifications and other obligations of Company wherever with respect to such Company Information shall immediately terminate and be of no force and effect.

    (c) Transmission of Company Information. Company shall transmit to IES all Company Information and updates thereof necessary for inclusion in the Banks Home Page (including any Boutique Merchandise). Information and updates shall be transmitted by telephone or electronically in a format to be agreed upon by IES and Company, on a pre-scheduled basis and/or as such information and updates become available, as the case may be. IES shall provide Company with a Service Identification number or numbers that will allow Company to gain access to the Service at no cost or charge for purposes of electronically delivering Company Information and content updates. All content supplied by Company shall be consistent with the editorial standards used by IES for content displayed on the Service (which standards IES reserves the right to amend from time to time) provided IES timely and accurately conveys such standards to Company.

    (d) Right, Title and Interest to Company Information. All right, title and interest in Company Information, Banks Identification, trade name(s), trademarks and service mark(s) are and shall remain Company's, subject to the right and license granted to IES herein. IES shall have the right, at no cost, to use, display (privately or publicly) and distribute Company Information, or any portion thereof, on the Service or in connection with any demonstration, promotion or advertisement of the Service in any medium; to enter Company Information into IES's computer database; and to store, process, retrieve and transmit the same on the Service. Any use of the Banks name and likeness, or use of Company trade name(s), trademark(s) and service mark(s), other than as included in Company Information, or as materials previously approved for use by Company for whatever purpose, shall be subject to Company's prior consent (which consent shall not be unreasonably withheld). IES's rights hereunder shall include the right to offer subscribers the option of printing and downloading Company Information or any portion thereof as a function of the Service generally.

    (e) Operation of Service; Non-Company Information, Charges for Service. Other than with respect to the Banks Home Page, IES will have sole discretion to determine all aspects of the operation of the Service and all matters relating to the content, structure and sequence of material appearing on the Service; provided, however, the Company shall have approval over any links to the Banks Home Page. IES represents and warrants to Company that, to the best of IES's knowledge, all content on the Service other than Company Information (to the extent not revised, modified or deleted by IES) ("Non-Company Information"), (A) will be accurate and IES's own and original creation, except for information validly licensed for use by IES or in the public domain; (B) will consist only of information that IES is authorized to use; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of, any third party; and (D) will conform to all applicable federal, state and local laws and regulations and (ii) IES has the full right and authority to grant the rights and consents set forth herein. Company shall be entitled at any time to bring any concerns it has regarding Non-Company Information to the attention of IES, whereupon the parties will cooperate in good faith to address Company's concerns. Nothing in this Agreement shall limit IES's rights regarding charges for any aspect of the Service (including any product or service offered by IES, whether alone or in conjunction with others, through means of the Service) other than the Banks Home Page. All right, title and interest to IES's name, trade name(s), trademark(s) and service mark(s) ("IES Identification") are and shall remain IES's. Nothing herein shall be deemed to grant Company any proprietary rights to any of IES's trade name(s), trademark(s) or service mark(s). Company shall have the right to use IES Identification in connection with advertising and promoting the Banks Home Page, subject to IES's prior written consent, not to be unreasonably withheld. Company's approval over links to the "Banks Home Page" shall not be unreasonably withheld, and shall not extend to the content of any of the links, but only to the approval over whether or not the link may be accessed through the "Banks Home Page" only.

    (f) Compliance with Applicable Law. IES will be solely responsible to ensure that all aspects of the Service (other than the Company Information, to the extent not modified or revised by IES), including the promotion thereof, comply with applicable law.

    (g) Subscriber Agreement. IES will distribute a subscriber agreement prohibiting republication, redistribution, public broadcast, public display, resale, offering for resale or other commercial exploitation of copyrighted or trademarked materials published in the Service without the copyright or trademark owner's consent.

    (h) Compliance with Industry Standards. IES represents and agrees that the Service will at all times during the Agreement be a first-class service, in content and technical quality, that is devoted to fashion, health and beauty information, activities and events, and that the Service will comply with all on-line broadcasting industry standards.

    (i) Database from Bank's Home Page. IES shall own all information received through the service, including all names, addresses, mail, and other information relating to users of the Service obtained by IES through the Service, including the "Banks Home Page." IES shall supply to Company, at Company's reasonable request and in such format as reasonably requested by Company, a database of names and addresses of users of the "Banks Home Page" for Company's or Banks' use. IES agrees not to use any information obtained through the Service in any way to imply an endorsement by Company or Banks of any company, product or service following the termination of this Agreement.

    7. Exclusivity. (a) During the Term hereof and subject to the remainder of this Section, Company shall not: (i) license the use of Banks Identification for any web site or home page devoted to Banks or (ii) be employed by, act as a consultant to or otherwise render services similar in the aggregate to those provided hereunder with respect to fashion-related programming to or for any on-line service (regardless of whether such service is accessed through the Internet, a commercial on-line service or otherwise). The "Official Tyra Banks Home Page" is exclusive to IES during the Contract Period. The foregoing is not intended to prohibit Company or Banks from advertising on other sites, providing services for other sites or on-line services, having Banks Identification on the web sites of Company's licensees or others, or participating in on-line interviews or articles.

    (b) Neither Company nor Banks is responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by Company, which in contravention of this Agreement use Banks Identification in promoting or advertising any products or services which are the same as or similar to or directly competitive with the Service. Neither Company nor Banks shall incur any liability to IES or any third party arising out of any such activity by any such person or entity. Company agrees that at IES's sole cost and expense, Company shall give such reasonable assistance to IES as may be required to cause any such person or entity to cease and desist from such activities, or in connection with any lawsuit or other proceeding by IES against such person or entity.

    8. Control Period. (a) The Contract Period will commence on the date hereof and will continue until the earlier of the first anniversary of the date the Banks Home Page is launched or March 31, 1999 (the "Termination Date") and thereafter will be extended pursuant to Section 8(b) hereof.

    (b) Extension of Contract Period. Subject to the receipt by Company of the Guaranteed Minimum Royalty (as set forth below), the Contract Period will be extended for two (2) separate twelve (12) consecutive month periods after the Termination Date unless either party gives written notice to terminate to the other party on or before the Termination Date with respect to the first twelve
(12) month extension period (the "First Revival Period"), or on or before the first anniversary of the Termination Date with respect to the second twelve
(12) month extension period ("Second Renewal Period"). The Guaranteed Minimum Royalty of One Hundred Fifty Thousand Dollars ($150,000) for the First Renewal period is due simultaneously with the commencement of the First Renewal Period. The Guaranteed Minimum Royalty of Two Hundred Fifty Thousand Dollars ($250,000) for the Second Renewal Period is due simultaneously with the commencement of the Second Renewal Period.

If the Calendar Agreement between Company and IES is renewed with respect to a 2000 calendar, the Contract Period of this Agreement will be automatically extended for the First Renewal Period (as defined above) upon the terms set forth herein and for the Guaranteed Minimum Royalty set forth above.

    (c) Good Faith Renewal Discussions, Termination of Agreement. Prior to the end of the Contract Period and extensions (if any), the parties shall discuss in good faith the possible renewal of this Agreement. If the parties are unable to agree on mutually satisfactory terms, then this Agreement shall terminate at the end of the Contract Period, without further obligation of either party to the other (except for any amounts that are owed to such party per the terms of this Agreement).

    (d) Morals. If at any time during the term of this Agreement the commercial association of IES with Banks is substantially impaired by reason of Banks' conviction of a felony or of Banks' commission of an act which offends a demonstrable majority of the people in the U.S., IES shall have the right to terminate this Agreement on written notice to Company.

    9. Confidentiality. All information disclosed by either party to the other party, including but not limited to the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the party, any nonpublic information relating to any party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of a party, that is marked "Confidential" or identified by the disclosing party in writing as confidential before or within thirty days after disclosure to the receiving party, will be treated as confidential by the receiving party and not disclosed to any third party without the disclosing party's prior written consent. "Confidential Information" as referred to in this Section does not include (a) information that is generally available to the public other than as a result of disclosure in violation of this Agreement,
(b) information already known or which becomes known to the receiving party from a third party source which is not, to the receiving party's knowledge, under an obligation of confidentiality, (c) information independently developed by the receiving party (as shown by competent documentation), and (d) otherwise confidential information that is required to be disclosed by law, including administrative or judicial action. Any breach of these confidentiality provisions will entitle the injured party to see injunctive relief and damages without the necessity of giving notice or posting bond or other security.

    10. Indemnification. (a) IES Indemnification. IES hereby indemnifies and agrees to defend and hold Company and Banks free and harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorney's fees) (collectively, "Damages") arising out of or in connection with: (A) Banks' activities and position as a member of IES's Advisory Board, (B) any information, other than Company Information (to the extent not deleted, modified or revised by IES), displayed on the Service, (C) any breach of any representation, warranty or covenant of IES hereunder or (D) any use of reference to Company's name or logo or Banks name or likeness not expressly permitted hereunder or based upon IES's use of any intellectual property other than Company's name or logo or Banks name or likeness; except to the extent any such Damages arise from the gross negligence or willful misconduct of Company or its employees or Banks.

    (b) Company Indemnification. Company hereby indemnifies and agrees to defend and hold IES free and harmless from and against all Damages arising out of or in connection with (A) relating to any Company Information displayed on the Service (to the extent not deleted, modified or revised by IES), (B) any breach of any representation or warranty of Company hereunder, or (C) any use of or references to IES's name or logos not expressly permitted hereunder, except to the extent such Damages arise from the gross negligence or willful misconduct of IES or its employees.

    (c) No Liability for Punitive or Consequential Damages. Notwithstanding anything stated or implied to the contrary herein, in no event shall either party be liable to the other for exemplary, punitive or consequential damages, even if advised of the possibility of such damages, in any manner arising out to this Agreement or the breach of any term, covenant, representation, warranty or obligation contained herein.

    (d) Notification. Each party shall notify the other as soon as reasonably possible of any claim of which it becomes aware.

    11. Remedies. (a) Injunctive Relief. In the event either party materially breaches this Agreement, IES and Company agree that, in addition to any and all other remedies available at law or in equity, the non-breaching party shall be entitled to injunctive relief to the extent permitted by law from further violation of this Agreement, during any proceeding as well as on final determination thereof, without prejudice to any other right of either party and without the necessity of giving notice or posting bond or other security.

    (b) Company's Liability not to Exceed Remuneration Paid to Company by IES. Notwithstanding anything to the contrary herein, in the event IES incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with this Agreement or Company's services, Company's liability to IES hereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to Company by IES hereunder.

    12. Insurance. IES shall provide and maintain, at its own expense, commercial general liability insurance, including product liability and advertising injury coverage, with limits of not less that One Million Dollars ($1,000,000.00), shall cause such policy to be endorsed to state that Banks and Company are additional named insureds thereunder. A certificate of insurance evidencing such coverage shall be furnished to IES within thirty (30) days of the full execution of this Agreement. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove Company or Banks as additional named insureds without prior written notice to Company at least twenty (20) days in advance thereof.

    13. Relationship of the Parties. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. It is understood that Banks is not a party to this Agreement and has no liability whatsoever under this Agreement. Each party shall be solely responsible to compensate any employees, agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its activities under this Agreement. Neither IES nor Company, nor any other person or entity employed by either IES or Company, are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party and nothing in this Agreement gives or is intended to give any rights of any kind to any third party, except as expressly set forth herein.

    14. Amendment, Waiver. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

    15. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

    16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

    17. Arbitration. The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in New York, New York, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. Each party shall have the right to take the deposition of one individual and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of New York courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of New York could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

    18. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to be given or made: on the same business day when sent by confirmed facsimile, on the next business day after mailing when delivered by overnight courier or on the fifth business day after mailing if sent by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

        If to IES:            Interactive Entertainment Studio, Inc.
                              1905 Anderson Avenue, Suite 200
                              Ann Arbor, Michigan 48104

        with a copy to:       Adkison Need PLLC
                              1533 N. Woodward, Suite 210
                              Bloomfield Hills, Michigan 48304
                              Attn: Deborah Schneider
                              Facsimile No. (248) 540-7401

        If to Company:        Ty Girl, Inc.
                              c/o IMG Models, Inc.
                              304 Park Avenue South
                              Penthouse North
                              New York, New York 10010
                              Attn: Mia Lolordo
                              Facsimile No.: (212) 253-8883

        with a copy to:       Andrew Fox, Esq.
                              1626 Broadway
                              New York, New York 10019

    19. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Company may assign this Agreement to Banks without consent.

    20. Execution in Counterparts. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties has executed this Advisory Agreement as of the date first written above.

TY GIRL, INC.                    INTERACTIVE ENTERTAINMENT
                                 STUDIO, INC.


By /s/ Tyra L. Banks             By
   -----------------                -----------------
   Name: Tyra L. Banks              Name:
   Title: President                 Title: President

January 1, 1998


Interactive Entertainment Studio, Inc.
1905 Anderson Avenue, Suite 200
Ann Arbor, Michigan 48104


To Whom It May Concern:

I have been advised of an agreement by and between Interactive Entertainment Studio, Inc. ("IES") and Ty Girl, Inc. ("Company") pursuant to which Company grants IES certain rights to use my name and likeness, and certain materials created by me.

This letter is to advise you that I am an employee of Company, that Company has all of the authority necessary to make the commitments made by it and to grant the rights granted by it in that agreement and that I, for my part, in consideration of IES having entered into that agreement with Company, agree to fully and completely perform all of the services which Company is required thereby to cause me to perform.


Sincerely yours,


Tyra L. Banks
-----------------------
Tyra Banks

                                 EXHIBIT 10.3


                                  AGREEMENT

    THIS AGREEMENT, made and entered into as of the 1st day of January, 1998, by and between TY GIRL, INC. (hereinafter referred to as "Licensor") having an address c/o IMG Models, Inc., 304 Park Avenue South, Penthouse North, New York, New York 10010 and INTERACTIVE ENTERTAINMENT STUDIO, INC. having an address of 1905 Anderson Avenue, Suite 200, Ann Arbor, Michigan 48104 ("IES").

                                 WITNESSETH:

    WHEREAS, IES desires to obtain the right to use the name, likeness and endorsement of Tyra Banks (hereinafter called "Tyra") in connection with the advertisement, promotion and sale of Company's "Licensed Calendars" (hereinafter defined);

    WHEREAS, Banks has granted such rights to Licensor together with the right to sublicense such rights;

    NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

    1. Definitions. As used herein, the following terms will be defined as follows:

    (a) "Licensor Identification" will mean Tyra's name and image of Tyra in the form as approved in writing in advance by Licensor and as provided by Licensor to IES.

    (b) "Licensed Calendars" will mean one (1) or more versions of a sixteen
        (16) month 1999 calendar with separate or multiple photographs for each month, produced in accordance with the terms hereof in a form as approved in writing in advance by Licensor.

    (c) "Contract Period" will mean that period of time commencing on the date hereof and continuing until December 31, 1999.

    (d) "Contract Territory" will mean worldwide.

    2. Format of the Licensed Calendar. The Licensed Calendars will consist of a collection of sixteen (16) monthly calendar pages in one (1) format with an approximate size of 13 inches by 15 inches and other formats, including electronically or by CD-ROM, as approved by Licensor in writing in advance. Such Licensed Calendar will contain photographs of Tyra supplied to IES in the manner described in Paragraph 3 immediately below. IES agrees that advertising material and credit as designated by Licensor will be included in the contents of the Licensed Calendar or published or packaged together with the Licensed Calendar with Licensor's written approval given in advance.

    3. Images. (a) Provided that IES pays the amount set forth in Section 3(b) below on or before January 23, 1998, Licensor agrees to supply to IES approximately sixteen (16) photographic images approved by Licensor (the "Images") for use by IES in the Licensed Calendar.

    (b) IES agrees to pay to Licensor the amount of up to Eighty-Seven Thousand United States Dollars (US$87,000) for the production expenses of Licensor in connection with the creation of the Images for the Licensed Calendar. Payment of this amount is due within ten (10) days of an invoice with documentation of the expenses.

    4. Grant. (a) Subject to all the terms and conditions of this Agreement, Licensor hereby grants to IES the right and license to use the Images and Licensor Identification throughout the Contract Territory and during the Contract Period in connection with the manufacture, advertisement, distribution and sale of Licensed Calendars.

    (b) IES shall have no right to grant any sublicenses hereunder, but IES will have the right to make arrangements for the subcontract manufacture, finishing, packaging and storing of Licensed Calendars, provided that IES shall ensure that no such subcontractor shall take any action contrary to or inconsistent with the terms and conditions set forth in this Agreement.

    5. Guaranteed Minimum Royalty. As compensation to Licensor for the grant to IES of the above rights, IES shall pay to Licensor a guaranteed minimum royalty payment in the amount of One Hundred Thousand United States Dollars (US$100,000). Such amount is payable upon the execution of this Agreement. Time is of the essence with regard to this payment.

    6. Earned RoYaltY. (a) IES shall pay to Licensor an earned royalty at the rate of twelve percent (12%) of the total "Net Wholesale Sales" of all quantities of Licensed Calendars sold hereunder by IES; provided, however the full amount of the guaranteed minimum royalty payable to Licensor by IES as described in Paragraph 5 above will first be credited against the payment of any earned royalty with respect to sales of Licensed Calendars achieved. Earned royalties shall be payable within forty-five (45) days following the end of each calendar year quarter with respect to sales made during such calendar year quarter.

    (b) For the purposes hereof, "Net Wholesale Sales" shall mean IES's invoiced wholesale billing price to its customers or distributors, less only actual shipping charges, discounts actually given, sales taxes, and credits allowed for actual returned or defective merchandise. All royalties due Licensor will accrue upon the sale of the Licensed Calendars regardless of time of collection by IES. Licensed Calendars will be considered "sold" as of the date on which such Licensed Calendars are invoiced, shipped or paid for, whichever first occurs. If sales are made to any party affiliated with or related to IES, royalties will be computed based upon the regular price for such Licensed Calendars charged to unrelated third parties. There will be no deduction from "Net Wholesale Sales" for uncollectable accounts and no reserve for returns.

    7. Sales Reports. IES shall supply Licensor with an itemized, detailed sales report with respect to all sales of Licensed Calendars sold during each calendar year quarter, said sales reports to be delivered to Licensor within forty-five (45) days following the conclusion of each calendar year quarter. Such sales reports shall indicate the number of each item of Licensed Calendars sold during the calendar year quarter, the price at which such items of merchandise were sold, and itemization of all deductions, credits and returns and shall be certified by the chief financial officer of IES.

    8. Books and Records. IES will keep and maintain accurate books and records with respect to all purchases of Licensed Calendars and the computation of earned royalties with respect thereto, which books and records will be available upon reasonable advance notice for inspection and copying by Licensor or its authorized agents or representatives during ordinary business hours prior to the conclusion of a two-year period following the conclusion of the relevant calendar year quarter. If any examination of IES's books and records reveals that IES has failed properly to account for and pay royalties owing to Licensor hereunder, and the amount of any royalties which IES has failed properly to account for and pay for any calendar year quarter exceeds, by five percent (5%) or more, the royalties actually accounted for and paid to Licensor for such period, then IES will, in addition to paying Licensor such past due royalties with interest, reimburse Licensor or its authorized representatives for their direct out-of-pocket expenses incurred in conducting such examination.

    9. Payments. All payments to be made by IES to Licensor hereunder will be made by way of check payable to the order of "IMG Models, Inc." and mailed to Licensor at the following address:

        IMG Models, Inc.
        304 Park Avenue South
        Penthouse North
        New York, New York 10010
        Attention: Jill Miller

All sales reports to be submitted by IES to Licensor will be sent to the above address. Past due payments hereunder will bear interest at the rate of
(i) one percent (1%) per month or (ii) the maximum rate permissible under law, whichever is less.

    10. Approval of Licensed Calendars. (a) IES agrees that Licensor shall have the right to approve or disapprove in advance of sale the quality, style, colors, appearance, material and workmanship of all Licensed Calendars and the packaging therefor, and to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos used in connection with Licensed Calendars. IES shall not distribute or sell any product which has not been approved by Licensor in writing or which is, at any time, disapproved in writing within five (5) business days after receipt thereof.

    (b) Before selling or distributing any Licensed Calendars hereunder, IES will submit to Licensor, at the address set forth in Paragraph 12 below, for its examination and approval or disapproval, a production sample thereof together with its containers, labels and the like. Licensor agrees that it will promptly examine and either approve or disapprove in writing such samples, and that Licensor will promptly notify IES of its written approval or disapproval. Licensor agrees that it will not unreasonably disapprove any item and, if any item is disapproved, that IES will be advised of the specific reasons in each case.

    11. Approval of Advertising and Promotional Materials. IES agrees that Licensor shall have the right to approve or disapprove in writing in advance the contents, appearance and presentation of any and all advertising or promotional materials which incorporate the Licensor Identification or which make reference in any way to Tyra. IES agrees that it will not produce, publish or in any manner distribute any such advertising materials which have not been approved in writing in advance by Licensor or which are, at any time, disapproved by Licensor in accordance with the provisions hereinbelow. Before producing, publishing or distributing any advertising materials hereunder, IES will submit to Licensor, at the address set forth in Paragraph 12 below, for its examination and written approval or disapproval, a sample thereof together with text, coloring and a copy of any photograph proposed to be used. Licensor agrees that it will promptly examine and either approve or disapprove in writing such sample advertising material, and that Licensor will promptly notify IES of its approval or disapproval. Licensor agrees that it will not unreasonably disapprove any sample advertising and, if any is disapproved, that IES will be advised of the specific reasons in each case.

    12. Notices and Submissions. (a) All notices or submissions to be made or delivered by IES to Licensor pursuant to this agreement will be delivered to the address of Licensor as follows:

          Ty Girl, Inc.
          c/o IMG Models, Inc.
          304 Park Avenue South
          Penthouse North
          New York, New York 10010
          Attention: Mia Lolordo

          with a copy to:

          Andrew Fox, Esq.
          1626 Broadway
          New York, New York 10019

          and

          London Management
          10061 Riverside Drive, #1018
          Toluca Lake, California 91602

All such materials will be delivered to Licensor free of all charges such as, for example, shipping charges or customs charges. In the event that any such charges are paid by Licensor, IES agrees to make prompt reimbursement. The foregoing notwithstanding, this agreement may not be changed or modified except as provided herein.

    (b) All notices or submissions to be made or delivered by Licensor to IES pursuant to this Agreement will be delivered to the address of IES as follows:

          Interactive Entertainment Studio, Inc.
          1905 Anderson Avenue, Suite 200
          Ann Arbor, Michigan 48104
          Attn.: Peter Klamka

    13. Products for the Use of Licensor. During the Contract Period, IES will supply Licensor, free-of-charge, and at no cost or expense, with one hundred
(100) copies of each version of the Licensed Calendar for the promotional use of Licensor (not for resale). IES agrees to sell additional copies of the Licensed Calendars requested by Licensor's at IES's wholesale price for the Licensed Calendars.

    14. Licensor Identification. (a) IES agrees that nothing herein will give to IES any right, title or interest in the Licensor Identification (except the licensed rights in accordance with this Agreement), that each and every part of the Licensor Identification is, and is to be, the sole property of Licensor and that any and all use by IES of any part of the Licensor Identification, and the goodwill arising therefrom, will inure to the benefit of Licensor.

    (b) IES agrees never to raise or to cause to be raised any questions concerning, or objections to the validity of, or the right to the use of, the Licensor Identification or the right of Licensor thereto, on any grounds whatsoever.

    (c) IES agrees that it will not file any application for any mark, or obtain or attempt to obtain ownership of any mark or trade name, in any country of the world, which refers to or is suggestive of the Licensor Identification or any other mark, design or logo intended to identify or refer to the Licensor.

    (d) IES acknowledges and agrees that use of the Licensor Identification other than as expressly permitted in this Agreement will cause Licensor immediate irreparable harm for which an adequate remedy does not exist at law. Accordingly, IES agrees that Licensor will be entitled to prevent any threatened misuse or breach by obtain injunctive relief without being required to post any bond or security and without giving advance notice to IES.

    (e) IES acknowledges the great value of the goodwill associated with the name "Tyra Banks."

    15. Notices. IES shall cause to be imprinted irremovably and legibly on each Licensed Product manufactured, distributed or sold under this Agreement and on all material used in connection therewith, including, but not limited to, advertising, promotional, packaging and wrapping material and any other such material wherein the Licensor Identification appears, any copyright or trademark, notices designated by Licensor, together with a statement that the Licensed Product is manufactured and distributed under license from Licensor.

    16. Product Liability Indemnity. (a) IES agrees to provide and maintain, at its own expense, product liability insurance with limits of no less than $1,000,000 and within thirty (30) days from the date hereof, IES will submit to Licensor a fully paid policy or certificate of insurance naming Licensor and Tyra as insured parties, requiring that the insurer shall not terminate or materially modify such policy without written notice to Licensor at least twenty
(20) days in advance thereof.

    (b) IES agrees to protect, indemnify and save harmless Licensor and Licensor's authorized employees, agents, etc., or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with, any claim or action for injury, death or other cause of action involving alleged defects in IES's Products, any infringement by IES of the trademark rights, copyrights, personal or proprietary rights of any third party, and any breach by IES of any statutory or regulatory obligation, provided that IES will be given prompt notice of any such action or claim.

    17. Use of Licensor Identification After Termination. It is understood and agreed by IES that from and after the termination of the Contract Period all of the rights of IES to the use of the Licensor Identification shall cease absolutely, and IES will not thereafter manufacture or sell any item whatsoever with the use of the Licensor Identification or use the Licensor Identification in any way whatsoever.

    18. Termination for Default. If either party at any time during the period of this Agreement shall (a) fail to make any payment of any sum of money herein specified to be made, or (b) fail to observe or perform any of the covenants, agreements, or obligations hereunder (other than the payment of money), the non-defaulting party may terminate this Agreement as follows: as to (a) if such payment is not made within ten (10) days after the defaulting party will have received written notice of such failure to make payment, or as to (b) if such default is not cured within thirty (30) days after the defaulting party will have received written notice specifying in detail such default. Failure to terminate this Agreement pursuant to this section will not effect or constitute a waiver of any remedies the non-defaulting party would have been entitled to demand in the absence of this section, whether by way of damages, termination or otherwise. Termination of this Agreement for whatever reason will be without prejudice to the rights and liabilities of either party to the other in respect of any matter arising under this agreement.

    19. Representations and Warranties of IES. (a) IES hereby represents and warrants to Licensor that:

    (i) IES is not insolvent and has financial resources adequate to undertake the exploitation of the rights herein granted to IES.

    (ii) IES will, throughout the Contract Period, use its diligent good faith efforts to exploit the rights herein granted to IES,

    (iii) IES will devote an adequate amount of financial resources and personnel so as to meet the obligations of IES herein set forth.

    (iv) Licensed Calendars actually distributed and sold by IES will be of no lesser quality than the sample products submitted to Licensor and approved by Licensor as hereinbefore described.

    (v) IES will, in connection with the production, advertising, and distribution of Licensed Calendars comply with all applicable statutory laws and regulatory orders within the Contract Territory.

All of the representations and warranties made by IES will survive the termination of this Agreement.

    (b) IES agrees to protect, idemnify and save harmless Licensor and Licensor's authorized agent, or either of them from and against any and all expenses, damages, claims, suits, action, judgments and costs whatsoever, including reasonable attorney's fees, arising out of, or in any way connected with, any default by IES of its representations and warranties as hereinbefore set forth.

    20. Waiver. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein will not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

    21. Bankruptcy. If IES files or has filed any petition for bankruptcy, reorganization or similar relief, ceases or winds-up its business, makes and assignment for the benefit of creditors, or if IES's business will be placed in the hands of a receiver or trustee, whether by voluntary act of IES or otherwise, the Contract Period will, at the option of Licensor, immediately terminate. Upon termination, Licensor, at its option, may purchase any remaining inventory of Licensed Calendars at one-half the manufacturing cost, exclusive of overhead, and IES hereby grants a security interest in such inventory to Licensor solely for the purposes of effectuating this Paragraph. If Licensor elects not to exercise such option within sixty (60) days after the occurrence of any such event of bankruptcy, it will discharge its security interest and the bankruptcy trustee, receiver or assignee may sell the inventory on hand, subject to the royalty provisions herein. IES agrees to execute any and all documents necessary to effectuate this Paragraph.

    22. Warranty by Licensor. Licensor hereby warrants and represents to IES that Licensor has all of the right and authority to grant to IES the right to use the Licensor Identification as herein described. Licensor agrees to protect, indemnify and save harmless IES from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with, any claim or action in which it is alleged that use by IES of the Licensor Identification and the Images constitutes an infringement of the trademark rights, copyrights, personal or proprietary rights of any third party, provided that Licensor will be given prompt written notice of any such action or claim.

    23. Assignment. This agreement shall bind and inure to the benefit of Licensor, its successors and assigns. IES understands and agrees that Licensor may assign this Agreement and/or its rights in the Licensor Identification to a party related to or affiliated with Licensor, but that any such assignment will not diminish the rights granted to IES hereunder. The rights granted IES hereunder will be personal to it and shall not, without the prior written consent of Licensor, be transferred or assigned to any other party.

    24. Significance of Headings. Paragraph headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such paragraph headings had been omitted.

    25. Entire Agreement. This writing constitutes the entire agreement between the parties hereof and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

    26. Joint Venture. This Agreement does not constitute and will not be construed as constituting a partnership or joint venture between Licensor and IES. Neither party will have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained will give, or is intended to give, any rights of any kind to any third persons.

    27. Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the state of New York without regard to conflict of laws.

    28. Arbitration. If a dispute arises under this agreement which cannot be resolved, the dispute will be submitted to arbitration and resolved by a single arbitrator (who will be a lawyer) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All arbitration will take place at the office of the American Arbitration Association located in New York City, New York. Each party is entitled to depose one (1) fact witness and any expert witness designated by the other party, and to conduct such other discovery as the arbitrator deems appropriate. The award or decision rendered by the arbitrator will be final binding and conclusive and judgment may be entered upon the award by any court.

    29. Limit of Liability. Licensor's and Tyra's maximum liability to IES for all claims related to this Agreement will not exceed the total amount due Licensor under this Agreement. IES's sole remedy against Licensor and Tyra for loss or damage arising out of the performance or non-performance under this Agreement shall be proven direct, actual damages. Licensor and Tyra shall not be liable for any indirect, incidental, reliance, special, punitive, or consequential damages arising out of its performance or non-performance under this Agreement, whether or not Licensor or Tyra had been advised of the possibility of such damages.

    30. Confidentiality. Except as required by law, neither party shall disclose to anyone any confidential or proprietary information designated as such obtained hereunder, including any of the financial terms of this Agreement.

    31. Execution and Delivery Required. This instrument when signed by IES will be deemed only on application for a license and will not be considered to be a binding agreement unless and until signed by all parties noted at the appropriate place at the conclusion of this instrument. Acceptance of the offer made herein is expressly limited to the terms of the offer.

    32. First Negotiation. Before granting any rights to others for the use of Licensor Identification within the Contract Territory with respect to a 2000 calendar, Licensor agrees that it will first negotiate in good faith exclusively with IES during a thirty (30) day period ("Negotiation Period") as designated in writing by Licensor. If IES and Licensor fail to reach a mutually acceptable agreement, then Licensor may enter into an agreement with a third party with respect to a 2000 calendar, but in no event shall the terms of any such third party agreement be more favorable to such third party than the terms most recently proposed by IES to Licensor during the Negotiation Period.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


TY GIRL, INC.                        INTERACTIVE ENTERTAINMENT
                                     STUDIO, INC.


By: /s/ Tyra L. Banks                By
    -----------------                   -------------

January 1, 1998


Interactive Entertainment Studio, Inc.
1905 Anderson Avenue, Suite 200
Ann Arbor, Michigan 48104


Ladies and Gentlemen:

I have been advised of an agreement between Interactive Entertainment
Studio, Inc. ("IES") and Ty Girl, Inc. ("Licensor") pursuant to which Licensor agrees to cause me to perform certain services for IES and in which Licensor grants IES certain rights to use my name, image and likeness.

This letter is to advise you that Licensor has all of the authority necessary to make the commitments made by it and to grant the rights granted by it in that agreement and that I, for my part, in consideration of IES having entered into that agreement with Licensor agree to fully and completely perform all of the services which Licensor is required thereby to cause me to perform.


Best regards.

Sincerely yours,

/s/ Tyra Banks
Tyra Banks

                                       EXHIBIT 10.4


                                                             617 Detroit Street
                                                                      Suite 100
                                                      Ann Arbor, Michigan 48104

                                                                 (313) 769-2700
                                                      Facsimile: (313) 769-8560

                               LEASE AGREEMENT

                           Dated February 27, 1998

This agreement is made and entered into between First Miller Limited Partnership, c/o Peter Allen 617 Detroit St., Ann Arbor, Michigan 48104 (Lessor or Landlord) (Maintenance Beeper 796-0555) and

PTN Media, Inc. c/o David Feldman, 36 W. 44th St., New York, New York 10036 (Lessee or Tenant) Phone: (O) 734-913-8204; (F) 734-913-0781.

                                  WITNESSETH

 1. Tenant shall have possession of Suite 8B, per attached plan, 313 N. First St., Ann Arbor 48104, at the First & Miller Technology Center.

 2. The Tenant shall relocate to equivalent or better space approximately May 1, 1998 within First & Miller.

 3. Tenant's rent shall commence March 1, 1998.

 4. The monthly rent will be $690, with March rent due upon execution of this lease.

 5. The initial term shall be for two years.

 6. The purpose for the premises shall be web site development.

 7. The space shall include two parking spaces marked Secodyne.

 8. The tenant shall pay an additional charge of $63 for utilities. These costs are fixed so long as tenant has normal utility consumption.

 9. The security deposit is $690.

10. Will name as additional insured on existing corporate policy.

11. Tenant shall install professional signs, compatible with existing signs, on entry and parking at his expense.

SIGNED Leasee                                      LESSOR First Miller
                                                   /s/ Peter Allen

ATTEST                                      TITLE General Partner

                                            LESSEE

ATTEST                                      TITLE

                                 EXHIBIT 10.5


                      WEBSITE DESIGN SERVICES AGREEMENT

    This Website Design Services Agreement ("Agreement") is effective as of December 20, 1996 ("Effective Date"), by and among zoecom, inc., an Indiana corporation, having its principal place of business located at 611 Broadway, Suite 212, New York, New York 10012 ("zoecom"), and Interactive Entertainment Studio, Inc. a Nevada corporation, having its principal place of business located at 1905 Anderson Avenue, Ann Arbor, Michigan 48104 ("Client").

    In consideration of the mutual promises and covenants set forth below, the parties hereto agree as follows:

    1. Work Orders. This Agreement will incorporate one or more separate attachments that describe specific services and deliverables to be provided by zoecom, provided that such attachments (i) are signed by both parties and (ii) refer to the same Agreement Number as appears above (collectively, the "Work Orders"). THE TERMS AND CONDITIONS CONTAINED IN THE WORK ORDERS ARE IN ADDITION TO AND, TO THE EXTENT THAT THEY ARE CONTRADICTORY, SUPERSEDE THE PROVISIONS OF THE MAIN BODY OF THIS AGREEMENT. Together the Agreement and the Work Orders represent the complete and exclusive statement of the mutual agreement of the parties and supersede and cancel all previous written and oral agreements and communications concerning the subject matter of this Agreement.

    2. Services and Deliverables. zoecom agrees to undertake and provide Client with the services (the "Services") and the deliverables (the "Deliverables") in relation to one or more sites on the World Wide Web (the "Website(s)"), all as set forth on the Work Orders. The Deliverables may include, without limitation, certain designs for the aesthetic and functional characteristics of Websites and the HTML and other computer files and code that implement the Website ("Website Designs") to be created by zoecom for Client, as set forth on the Work Orders. The parties agree that zoecom's obligations with respect to the Services and Deliverables are dependent on Client providing assistance and information to zoecom and on Client providing zoecom with any access to Client's materials, products and facilities as is set forth in the applicable Work Order. Accordingly, zoecom will not be responsible for any delays caused by Client's failure to provide such assistance, information or access and any time schedules shall be adjusted accordingly. If a party proposes to change a Work Order after it has been signed, the other party will reasonably and in good faith consider and discuss the proposed change. If zoecom agrees to accept any change proposed by Client, Client agrees to bear any extra expense and pay, at zoecom's standard time and material rates, for any additional work required by such change.

    3. Delivery and Acceptance of Deliverables. When zoecom believes it has appropriately completed a Deliverable, it will deliver the same to Client. Delivery shall be made in a format or medium that is mutually acceptable to both parties or as specified in the applicable Work Order. Client will accept or reject the Deliverable within five (5) business days after delivery. Any approval of IES are also subject to approvals by Niki Inc. Failure to give notice of acceptance or rejection within that period or prior to first public on-line use or other commercial distribution (regardless of notice of rejection) will constitute acceptance. Client may reject any Deliverable that fails to meet substantially all the requirements stated in the applicable Work Order. If Client rejects the Deliverable, zoecom will correct the failures specified in the rejection notice within fifteen (15) days of the rejection notice. When zoecom believes that it has made the necessary corrections, it will again deliver the Deliverable to Client and the acceptance/rejection/correction provisions above shall be reapplied until the Deliverable is accepted by Client.

    4. Payment.

    a. Client shall pay zoecom the amounts specified in the applicable Work Order for the Services and Deliverables. Each payment will be in U.S. dollars and will be made in accordance with the payment schedule specified in the applicable Work Order. In addition, Client shall reimburse zoecom for reasonable travel (transportation, lodging and meals) and other expenses zoecom is required to incur in providing the Services and Deliverables outside of New York City. All travel and lodging will be coach class or equivalent. Expenses must be approved by IES.

    b. Unless otherwise specified, all payments are due and payable within thirty (30) days of the date of the invoice from zoecom. Late payments will bear interest at the rate of 2% per month to cover costs of collections as well as interest, or, if lower, the maximum rate allowed by law.

    5. Ownership.

    a. The parties acknowledge that each Website Design to be delivered to Client by zoecom hereunder will be a compilation of various components, which may include, without limitation, graphics, diagrams, images, graphical user interfaces, text, figures, tables, sounds, video, names, trademarks and service marks (collectively "Content"), that will be selected, coordinated and arranged by zoecom for Client, in accordance with Client's reasonable directions. zoecom hereby assigns to Client the copyright for each of such compilations.

    b. The parties also acknowledge that each Website Design will include Content created by or licensed to zoecom ("zoecom Content") and Content created by or licensed to Client ("Client Content"). zoecom retains all right, title and interest to zoecom Content, except for the license granted under Section 6 hereof, and Client retains all right, title and interest to Client Content.

    c. The parties also acknowledge that each Website Design may include computer programs, algorithms, cookies or applets that were created or licensed by zoecom (collectively "zoecom Software"). zoecom retains all right, title and interest to zoecom Software, except for the license granted under Section 6 hereof.

    d. Client agrees that any assignments to Client hereunder do not extend to any zoecom Content or zoecom Software.

    e. In the event any third party software is supplied by zoecom to Client, Client agrees to be bound by and comply with all the terms and conditions provided by the original manufacturer or vendor of such software, including, but not limited to, any license or other agreement and any warranties, disclaimers and limitations of liability set forth therein. Client agrees and understands that any rights and claims it may have in connection with any third party software are with the original manufacturer or vendor of such software and not with zoecom, who shall "pass through" any warranties provided by the original manufacturer or vendor to the fullest extent possible under applicable law.

    f. The parties acknowledge that each Website Design may incorporate concepts and/or metaphors that zoecom uses or will reuse for other clients. zoecom shall not require any prior consent from Client for any reuse of a concept and/or metaphor used in a Website Design created by zoecom for Client.

    6. License.

    a. Subject to all the terms and conditions of this Agreement, zoecom hereby grants to Client a perpetual, non-exclusive, worldwide license to reproduce, use and transmit the zoecom Content and zoecom Software as part of the applicable Website Design and Website on the World Wide Web. Client may not use or allow any third party to use the zoecom Content or zoecom Software for any other purpose, including, but not limited to, using any of the zoecom Content or any zoecom Software in or in relation to any other World Wide Web sites or in any other medium, such as CD-ROM or print. Client may not modify, adapt, translate or create any derivative work from any zoecom Content or zoecom Software. In the event that Client desires to make any use of zoecom Content or zoecom Software which exceeds the foregoing license, or if Client desires to modify, adapt, translate or create a derivative work from any zoecom Content or zoecom Software, Client must first obtain zoecom's written consent. Any material breach by Client of the terms of the foregoing license shall entitle zoecom to terminate Client's license in respect of the zoecom Content or zoecom Software in question.

    7. Notices and Credit.

    a. zoecom may include the following credit in the Website Design (the "Credit"):

       Site Design: zoecom, Inc.

       where the word "zoecom" serves as an external hypertext link (opening another browser window, thereby not forcing the visitor to leave the Niki-Site) to zoecom's World Wide Website.

The Credit shall appear on the bottom of the home page or introductory page. The Credit shall be displayed in normal HTML height font. Except for the foregoing. Client shall not use or reproduce the ZOECOM mark, ZOECOM LOGO or Z LOGO without zoecom's prior written consent.

    8. Confidentiality. Except as expressly allowed herein, a party receiving any Proprietary Information of another party (the "Receiving Party") will hold in confidence and not use or disclose any such Proprietary Information of the disclosing party (the "Disclosing Party") and shall similarly bind its employees, officers, directors, consultants and agents. For purposes of this agreement, "Proprietary Information" shall mean any information that is not generally known and the Disclosing Party regards as confidential, proprietary and/or a trade secret. zoecom's Proprietary Information includes, but is not limited to, zoecom's original proposal for the Website Design, the discussions between the parties, the zoecom Software and zoecom Content, and the terms and conditions of this Agreement and any Work Order. The Receiving Party shall not be obligated under this Section 8 with respect to information the receiving party can document: (i) is or has become readily publicly available without restriction through no fault of the Receiving Party or its employees or agents;
(ii) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or
(iii) was rightfully in the possession of the Receiving Party without restriction prior to its disclosure by the Disclosing Party.

    9. Warranties and Disclaimer.

    a. Client warrants to zoecom that:

       (a) Client has, or shall, obtain all rights, licenses, waivers, permissions, credits and attribution necessary for zoecom to use the Client Content for purposes of this Agreement, including but not limited to, incorporating Client Content into the Website Design. Client shall at its sole cost and expense, obtain any rights that zoecom identifies as necessary for zoecom to incorporate the Client Content into the Website Design.

       (b) Client will diligently maintain and regularly update the Website(s) that incorporate a Website Design prepared by zoecom, so as to ensure the availability, accessibility, currency, accuracy, aesthetic quality, proper functionality and technical performance of such Website(s), consistent with standards generally applicable to sites on the World Wide Web. The Website(s) that incorporate a Website Design prepared by zoecom shall not defame zoecom, its employees, officers, directors, consultants or agents or any third party or constitute a violation of the rights of privacy of zoecom's employees or any third party.

    b. zoecom warrants to Client that:

       (a) The Services will be performed in a professional and workman-like manner;

       (b) Each Website Design will conform substantially with the specifications therefore in the applicable Work Order; and

       (c) zoecom has and will obtain agreements with its employees, officers, directors, consultants and agents sufficient to allow it to grant Client the assignments and licenses provided for herein.

OTHER THAN THE FOREGOING, ZOECOM MAKES NO WARRANTIES WITH RESPECT TO ANY WEBSITE DESIGN, ZOECOM CONTENT, ZOECOM SOFTWARE, OR ANY OTHER DELIVERABLE, OR WITH RESPECT TO THE SERVICES, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SPECIFICALLY, ZOECOM MAKES NO REPRESENTATION OR WARRANTY THAT (I) THE WEBSITE DESIGN OR ANY CONTENT WILL APPEAR IN THE SAME WAY TO ALL VISITORS TO THE APPLICABLE WEBSITE, (II) THE WEBSITE DESIGNS WILL BE ERROR FREE, OR (III) ANY WEBSITE WHICH INCORPORATES A WEBSITE DESIGN PREPARED BY ZOECOM WILL BE POPULAR OR PROFITABLE.

    10. Indemnification.

    a. zoecom shall indemnify and hold Client and its officers, directors, agents and employees (collectively, "Client Indemnitees") harmless from liability (including without limitation fees and disbursements of legal counsel incurred by a Client Indemnitee in any action or proceeding between Client Indemnitee and zoecom, or between Client Indemnitee and any third party or otherwise) resulting from infringement by any Website Design of any United States copyright of any third party; provided that zoecom is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise. zoecom will not be responsible for any settlement it does not approve in writing. The foregoing obligations of zoecom do not apply with respect to Deliverables or portions or components thereof (i) that include Client Content or that are modified after delivery by zoecom, if the alleged infringement relates to such Client Content or such modification, (ii) where Client Indemnitee continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (iii) where Client Indemnitee's use of the zoecom Content or zoecom Software is not in accordance with the license granted hereunder.

    b. Client shall indemnify and hold zoecom and its officers, directors, agents and employees (collectively, "zoecom Indemnitees") harmless from liability (including without limitation fees and disbursements of legal counsel incurred by a zoecom Indemnitee in any action or proceeding between zoecom Indemnitee and Client, or between zoecom Indemnitee and any third party or otherwise) resulting from either (i) a breach by Client of any of its representations and warranties to zoecom contained in this Agreement or the Work Orders or (ii) any other liability resulting from any Website that incorporates a Website Design prepared by zoecom, except for liabilities covered by zoecom's indemnity in favor of Client Indemnitees in Section 10.a. hereof; provided that Client is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise. Client will not be responsible for any settlement it does not approve in writing.

    11. Limited Liability.

    a. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, ZOECOM SHALL NOT BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY
(I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNT OF THE FEES PAID TO ZOECOM HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, OR (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

    b. NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUES.

    12. Term and Termination.

    a. This Agreement will remain in effect until terminated in accordance with this Section 12. Upon any termination of this Agreement for any reason, zoecom shall promptly return all Proprietary Information of Client and Client shall promptly return all Proprietary Information of zoecom.

    b. If either party should breach a material provision of this Agreement, the other party may terminate this Agreement upon seven (7) days written notice unless the breach is cured within such seven (7) day notice period.

    c. Either party may terminate this Agreement with or without cause upon fifteen (15) days prior written notice to the other party; provided, however, that Client shall be liable to pay zoecom for any Services or Deliverables provided to Client and expenses incurred in connection with the provision for such Services prior to the effective date of termination.

    d. Sections 5, 6, 7, 8, 9, 10, and 11 of this Agreement, any accrued rights to payment and any remedies for breach of this Agreement shall survive termination.

    13. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement the parties shall be and act as independent contractors and not as partners, joint venturers or agents of each other and shall not bind nor attempt to bind the other party to any contract. The parties acknowledge and agree that zoecom shall have no responsibility or liability for any services or goods that are provided to Client by any third party in relation to the Website(s).

    14. Publicity and Press Releases. The parties agree that the terms of this Agreement and the Work Orders are confidential and shall not be disclosed by either party. zoecom may publicize the fact that Client is a client of zoecom. Client shall mention zoecom, Inc. for their involvement and design in relation to the Website as part of their Website press releases.

    15. Assignment. The parties shall not have any right or ability to assign, transfer, or sub-license any obligations or benefit under this Agreement without the written consent of the other party except that a party (i) may assign and transfer this Assignment and its rights and obligations hereunder to any entity which acquires substantially all of its business, stock or assets, and (ii) may assign or transfer any rights to receive payments hereunder, or
(iii) is working for zoecom.

    16. Notice. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or five (5) days after being sent by prepaid certified or registered U.S. mail, or upon receipt after being sent by commercial overnight courier service with tracking capabilities, to the address of the party first set forth above or such other address as such party last provided to the other party by written notice.

    17. Miscellaneous.

    a. The failure of any party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

    b. No changes or modifications to or waivers of any provision of this Agreement shall be effective unless evidenced in writing and signed by both parties.

    c. During the term of this Agreement and for a period of one (1) year thereafter, neither party will solicit any employee or consultant of the other party to leave the employ of such party; the foregoing does not prohibit mass media "want ads" not specifically directed towards the employees or consultants of a party.

    d. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, such provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

    e. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The sole jurisdiction and venue for actions related to the subject matter of this Agreement shall be the state and federal courts located in New York City. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees.

    f. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

    g. A party shall not be liable for nonperformance or delay in performance (other than of obligations regarding payment of money or confidentiality) caused by any event beyond the reasonable control of such party including, but not limited to, wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

    h. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

    IN WITNESS WHEREOF, the parties hereto have executed this Website Design Services Agreement as of the Effective Date.

zoecom, inc.                           CLIENT: IES, Inc.

By: /s/ Till Krueger                   By: /s/ Peter Klamka
    ----------------                       ----------------
Name: Till Krueger                     Name: Peter Klamka
Title: President                       Title: President

E. PAYMENT SCHEDULE

1.    PRE-LAUNCH PAYMENTS                                    Payment ($)
      -------------------                                 -------------
      Initial payment on signature of Work Order          US$ 15,000.00

      Mid-point payment                                   US$ 30,000.00

      Acceptance of final Website Design                  US$ 45,000.00

      Total payments                                      US$ 90,000.00

2.    POST-LAUNCH PAYMENTS

To be agreed on a project by project basis and set forth in subsequent Work Orders. Payments for such post-launch projects will be made 50% in advance on execution of the Work Order, and 50% on final acceptance of the completed project.

IN WITNESS WHEREOF, the parties hereto have executed this Work Order as of the last date written below.


zoecom, inc.                           CLIENT: IES, Inc.

By: /s/ Till Krueger                   By: /s/ Peter Klamka
    ----------------                       ----------------
Name: Till Krueger                     Name: Peter Klamka
Title: President                       Title: President

*IES AGREES TO USE ITS BEST EFFORTS TO MEET ABOVE SCHEDULE. ALL PAYMENTS
 SUBJECT TO APPROVAL BY NIKI INC. IN THE EVENT OF CHANGES TO THIS SCHEDULE,
 SECTION 4 (a & b) SHALL GOVERN.

                                 EXHIBIT 10.6



8 September 1997

Mr. Peter Klamka
Interactive Entertainment Studio
1905 Anderson Ave. Ste 200
Ann Arbor, MI 48104


Re: Letter of Intent between CDnow, Inc. and Interactive Entertainment Studio

Dear Peter:

Pursuant to conversations between Dave Badger and yourself, I have summarized below the major business terms to be included in the merchandising agreement between CDnow, Inc. ("CDnow") and Interactive Entertainment Studio (IES) with regard to IES' website "Fashion House with Niki Taylor" ("Fashion House").

In addition to the specific points below we would like to discuss an integrated promotional arrangement. We believe that a high level of visibility for the joint CDnow/Fashion House store can only reinforce both brands.

* CDnow will create co-branded pages accessible only to Fashion House users by placing a carry-through bar which links back to Fashion House on every page of the CDnow/Fashion House site.

* For all visitors who initially create an account at CDnow on a registered direct link through Fashion House. CDnow will pay Fashion House the following graduated commission percentages on net revenues derived from sales for music, movie, and apparel products through CDnow using those accounts ("Fashion House Accounts") whether they are used to make purchases directly through Fashion House or through any other site during the length of the term.


   Range of Net Sales Revenues Per Quarter     % Applicable to Orders for Music
   ---------------------------------------     --------------------------------

   From $0 up to and including $24,999.99                    3%

   From $25,000 up to and including $49,999.99               4%

   In excess of $50,000                                      5%


   Range of Net Sales Revenues Per Quarter     % Applicable to Orders for Movies
   ---------------------------------------     ---------------------------------

   From $0 up to and including $24,999.99                    4%

   From $25,000 up to and including $49,999.99               5%

   In excess of $50,000                                      6%

   Range of Net Sales Revenues Per Quarter    % Applicable to Orders for Apparel
   ---------------------------------------    ---------------------------------

   From $0 up to and including $24,999.99                    8%

   From $25,000 up to and including $49,999.99               9%

   In excess of $50,000                                      10%


* Fashion House will include CDnow in its "advertisers", "sponsors" or "links" sections.

* Fashion House will grant CDnow the exclusive right to be the online video and music retailer promoted through links from the Fashion House site.

* Fashion House will brand CDnow with a CDnow logo anywhere a link to CDnow's site is located on Fashion House' sites.

* Fashion House will be entitled to commissions on net revenues on the basis of account ownership ("Fashion House Accounts").

* The agreement will remain in effect for six months, and renew automatically for subsequent one year terms unless either party terminates the agreement within 30 days of the end of the term.

This letter of intent is intended to summarize the discussions by Fashion House and CDnow to date of certain major business terms, and to constitute a non-legally binding letter of intent. The discussions expressed in this letter of intent are intended to be embodied into a legally binding final agreement to be signed by CDnow and Fashion House. It is understood that the final agreement may contain other terms and conditions which will have to be negotiated and agreed to before such final agreement can be signed. Until the final agreement is properly executed, no party shall have any legally binding obligation to the other (whether under this letter of intent or otherwise).

In the meantime, we would like to move forward and begin work under the terms noted above. If you are in agreement, please sign below.

Regards,                                  Accepted,

                                         /s/ Peter Klamka
Andrew Sternthal                         Peter Klamka
Director, New Business Development       President
CDnow, Inc.                              IES

                                 EXHIBIT 10.7



      Agreement for Fashion House Flowers & Gifts Service w/Niki Taylor

This Agreement is entered into this 9 day of September, 1997 by and between PC Flowers & Gifts, Inc., a Delaware Corporation, doing business at 1 Landmark Square, Stamford, Connecticut 06901 (PC) and Interactive Entertainment, a Nevada Corporation, doing business at 1905 Anderson Avenue, Ann Arbor, Michigan
(IE).

Definitions:

"Order" shall mean any order for a Product through the Niki Taylor's Fashion House Flowers & Gifts service by consumers who will view and utilize the Niki Taylor's Fashion House Flowers & Gifts service and will consider the Service as part of the IE content and the 1-800 PC FLOWERS toll free service which will be utilized in conjunction with a unique operator number for IE customers only.

"Product" shall mean any flowers, balloons, gift baskets, greeting cards, stuffed animals, gourmet foods or any other items chosen by PC and IE to be offered on the Niki Taylor's Fashion House Flowers & Gifts service.

"Net Sales Price" ("NSP") shall mean PC's suggested retail price of any Product sold through the Niki Taylor's Fashion House Flowers & Gifts service, less applicable sales tax, service charge, discounts, credits or returns for each Order.

"Proprietary Mark" shall mean any trademark, service mark, trade name or design logo of either IE or PC.

The Niki Taylor's Fashion House Flowers & Gifts service shall mean a service which is offered by IE as an integral part of IE's content to its customers to enable a customer to gain access to and purchase Products from the Niki Taylor's Fashion House Flowers & Gifts service. The service will also be available to IE customers through the 1-800 PC FLOWERS telemarketing program which will be utilized in conjunction with a unique operator number for IE customers only.

1. Responsibilities of the Parties

   PC Responsibilities

   a. PC will develop and maintain a "private label" Niki Taylor's Fashion
      House Flowers & Gifts service in HTML format. The entire flowers and gifts service will reside on PC's web servers. When an IE customer enters the Niki Taylor's Fashion House Flowers & Gifts service to review the content and ultimately to place an order, they will be seamlessly transported to the PC Flowers & Gifts web servers. PC will also assign a unique operator number to IE which will be made available to IE customers in conjunction with the 1-800 PC FLOWERS toll free number.

      Product Categories                              IE Sales Commission
      ------------------                              -------------------
      Flowers shipped directly from growers
        to the IE consumer.....................................10%
      Flowers delivered through PC Flowers &
        Gifts' network of FTD florists (PC Net).................8%
      Balloons delivered through PC Flowers &
        Gifts' network of FTD florists (PC NET).................8%
      Gourmet foods & gift baskets.............................10%
      Greeting cards...........................................10%
      *All commissions are exclusive of applicable sales tax, shipping and handling charges, credits, discounts, and/or returns for each Order.

   b. PC will update the home page for the Niki Taylor's Fashion House Flowers & Gifts service on a monthly basis in order to take advantage of the event-driven nature of the floral and gift business and help IE to increase traffic and gain a promotional opportunity on a monthly basis.

   c. PC will utilize a proprietary technical program to track all orders placed on the Niki Taylor's Fashion House Flowers & Gifts service.

   d. PC shall at all times keep an accurate and auditable account of the Orders subject to this Agreement and shall render to IE monthly statements containing the number of visitors which originate from the PC Flowers & Gifts site at IE, the product ordered and the total sales price less the service charge and applicable sales tax. PC shall retain such records for a period of one (1) year following the date of each order subject to this Agreement. IE shall have the right to audit such accounts up to two
      (2) times during the year.

   e. PC shall abide by all applicable portions of the Direct Marketing Association's then-current Guidelines for Ethical Business Practices, and all Federal, State and local laws and regulations, applicable to any advertisements, promotions or offers made by PC on the Niki Taylor's Fashion House Flowers & Gifts service.

IE Responsibilities:

   a. IE will include the Niki Taylor's Fashion House Flowers & Gifts service as an integral part of its content and promote the Service on a monthly basis in order to take advantage of the event-driven nature of the flower and gift business.

   b. IE will include a reference to the availability of the Niki Taylor's Fashion House Flowers & Gifts service on the IE web site and through the 1-800 PC FLOWERS phone number and the unique operator number whenever possible on promotional print materials in order to enable IE customers to order PC Flowers & Gifts flowers and gifts products through the Niki Taylor's Fashion House Flowers & Gifts service on the IE web site and through the 1-800 PC FLOWERS phone number which will be utilized in conjunction with a unique operator number.

2. Use of PC Flowers & Gifts content and technology on the Niki Taylor's Fashion House Flowers & Gifts service.

    PC hereby grants IE a non-exclusive, paid-up, royalty-free, perpetual, world-wide license to use, distribute, perform, exhibit, reproduce, publish, display and prepare derivative works of, PC Materials as necessary and approved by PC to fulfill the rights and obligations of IE under this Agreement, including without limitation the right to display the Niki Taylor's Fashion House Flowers & Gifts service home page and seamlessly direct customers to the PC Flowers & Gifts Silicon Graphic web servers for review of the content of the Niki Taylor's Fashion House Flowers & Gifts service and to place orders on the Service.

    PC shall have the responsibility for determining the adequacy and acceptability of the Niki Taylor's Fashion House Flowers & Gifts service.

    PC shall retain all right, title and interest, including ownership of copyright, for all programs, program listings, programming tools, documentation, drawings and reports developed hereunder by PC or its affiliates.

3.  PC Represents and Warrants

    PC represents and warrants that it has the full right, title and authority to grant IE the rights and licenses herein granted.

    PC warrants that it is and will remain free of any obligations and restrictions that would interfere or be inconsistent with, or present a conflict of interest concerning the services to be furnished by it under this Agreement.

    PC represents and warrants that the Products which will be offered on the Niki Taylor's Fashion House Flowers & Gifts Service will comply with all applicable governmental regulations, rules and guidelines.

4.  Charges and Payments

    PC will remit to IE, within twenty (20) days after the end of each calendar month, an amount equal to the percent listed on paragraph 1, page 2 of PC Responsibilities. This monthly payment shall hereinafter be referred to as the "royalty payment".

5.  Indemnification

    PC shall indemnify, defend and hold IE harmless against any claim, action, liability, losses, and expenses (including reasonable attorneys' fees) relating to or arising out of any Product offered by, or ordered or requested from PC by means of the Niki Taylor's Fashion House Flowers & Gifts service.

    PC assumes all responsibility for the content and subject matter of PC's Commerce Service screens and related material (including text and illustrations), and shall indemnify, defend and hold IE harmless against any claim, action, liability, losses, and expenses (including reasonable attorneys' fees) resulting from or arising out of IE's use of such Material under this Agreement or IE's performance hereunder.

6.  Limitation of Liability

    a. IE will have no liability for failure for any reason to direct IE consumers to the PC Flowers & Gifts web server, for the unavailability of the Niki Taylor's Fashion House Flowers & Gifts service, for the adequacy of performance of the Niki Taylor's Fashion House Flowers & Gifts service.

    b. PC will have no liability for failure for any reason for the unavailability of the Niki Taylor's Fashion House Flowers & Gifts Service or for the adequacy of performance of the Niki Taylor's Fashion House Flowers & Gifts Service.

7.  Term and Termination

    Either party may terminate this Agreement at any time upon ninety (90) days written notice to the other.

    It is the intent of PC and IE to evaluate and develop mutually beneficial applications, products or services, for merchandising on the Niki Taylor's Fashion House Flowers & Gifts service.

    Either IE or PC may propose to the other new marketing programs, promotions and/or revenue sharing programs. Each party may, at its sole discretion, decide to forego or engage in any particular business opportunity.

8.  General

    IE accepts any PC Material intended for use in connection with the Niki Taylor's Fashion House Flowers & Gifts service only upon the representation that PC has the right (including all necessary content) to publish the entire content and subject matter thereof. Submission (including electronic transmission) of material for display on the Niki Taylor's Fashion House Flowers & Gifts service constitutes consent to display.

    IE reserves the right to reject any material submitted from PC for any reason at any time, regardless of any prior acceptance or display of any such material.

    Governing Law. The final Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York.

If any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, such finding shall not affect the validity or enforceability of this Agreement as a whole or of any other part of this Agreement. Any such provision shall be enforced to the maximum extent permissible. In the event such provision is considered an essential element of this Agreement, PC and IE agree to promptly negotiate a replacement thereof.

All notices and other official communications under this Agreement shall be in writing and addressed as follows for each of the parties:

For PC:       William J. Tobin
              PC Flowers & Gifts, Inc.
              134 Davenport Drive
              Stamford, Connecticut 06902

For IE:       -------------------------------
              Interactive Entertainment
              1905 Anderson Avenue
              Ann Arbor, Michigan 48104

Notices shall be effective upon receipt.

All terms of this Agreement which by their nature extend beyond its termination remain in effect until fulfilled, and apply to respective successors and assigns.

PC shall not sell, transfer, assign, or subcontract any right or obligation hereunder without the prior written consent of IE. IE shall not sell, transfer, assign, or subcontract any right or obligation hereunder without the prior written consent of PC.

No failure to enforce any provision, assert any right, or insist on performance of any obligation under this Agreement in any instance shall be deemed a waiver of the ability to enforce such provision, assert such right, or insist on the performance of such obligations in the future. No course of dealing or informal communication of any kind shall be deemed to amend this Agreement. This Agreement will be the only agreement between PC and IE, and will supersede all other Agreements relating to the Niki Taylor's Fashion House Flowers & Gifts service. This Agreement may be amended only by mutual written amendment signed by both PC and IE.

No terms or provisions under this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether expressed or implied, shall not constitute a consent to or waiver of, or excuse for any other different or subsequent breach.

The provisions of this Agreement set forth the entire agreement and understanding between PC and IE as to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications between PC and IE relating to the subject matter hereof.

This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

This Agreement is Accepted by:

Interactive Entertainment               PC Flowers & Gifts, Inc.

By: /s/                                 By: /s/ William J. Tobin
    Hereunto Duly Authorized                Hereunto Duly Authorized

Name: ----------------------                William J. Tobin

Title: President                            President

                                 EXHIBIT 10.8



               STANDARD PUBLICISTS GUILD AGENCY - CLIENT AGREEMENT


                                     [LOGO]
                                                                 April 15, 1998

I. The following will confirm the terms upon which you PTN Media have engaged an agency of The Publicists Guild as your publicity and public relations representative.

II. The Angellotti Company will provide publicity and public relations service to you, on a non-exclusive basis and agree to devote such time as the agency deems necessary to accomplish the desired results on your behalf.

III. The contract shall be for a period of Eight (8) Months effective May 1, 1998.

IV. For planning and deadline purposes, it is necessary that you advise us by registered mail at least 30 days prior to the expiration of this agreement if you do not plan to continue. It is mutually agreed that in the event we do not receive such written notification within the time period specified this agreement shall be renewed automatically under the same terms and conditions outlined.

V. As compensation for our services you agree to pay us a fee of $28,000.00 payable at the rate of $3,500.00 per month.

VI. You further agree to pay expenses rendered mandatory under the Publicists Guild Contract which include business class transportation, travel subsistence, mileage plus expenses such as photography, long distance telephone, cable, message service, press entertainment mailings and sundry other expenses and services as may be customarily incurred on your behalf in the course of a publicity campaign.

VII. A copy of this agreement is required to be filed with legal counsel representing The Publicists Guild. The Guild may take whatever action is necessary to protect the agency should any provision of this agreement be breached by you and you agree to pay whatever costs of collection should arise out of said default, if any.

VIII. We mutually agree, should disputes between us arise which cannot be solved by the parties involved, to submit same for adjudication to the American Arbitration Association.

IX. The foregoing properly sets forth this agreement. Please sign in the space provided below and return two copies of this contract to us.

             The Angellotti
             ------------------------------------------
                       (Name of Company)
             /s/ Jay
             ------------------------------------------
                             Officer

             AGREED AND ACCEPTED BY:    Peter Klamka for PTN Media Inc.
                                     ----------------------------------
                                               (Name of Client)
                                         /s Peter Klamka
                                     ----------------------------------
                                                   Signature

      If the agreement is to be signed by the client's authorized representative, please complete the following:

      AGREED AND ACCEPTED ON BEHALF OF ------------------------------
                                              (Client's Name)

      BY SAID AUTHORIZED REPRESENTATIVE -----------------------------
                                                  Signature

      THIS AGREEMENT HAS BEEN DULY APPROVED AS TO FORM BY THE PUBLICISTS GUILD, LOCAL 818, I. A. T. S. E. & M. P. M. O.

      Original (WHITE), to be returned with CANARY copy to Agency. Client to retain PINK.